SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                          Date of Report: June 29, 2000

                        (Date of earliest event reported)

                               The Eastern Company

             (Exact name of Registrant as specified in its charter)

Connecticut                 0-599                           06-0330020
-----------                 -----                           ----------
 (State of            (Commission File Number)             (IRS Employer
incorporation)                                          Identification No.)


112 Bridge Street, Naugatuck, Connecticut                    06770
-----------------------------------------                    -----
 (Address of principal executive offices)                 (Zip Code)


                                 (203) 729-2255
                                 --------------
              (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

         On June 29, 2000, pursuant to an Asset Purchase Agreement dated June 20, 2000 between the Registrant and Greenwald Industries, Inc., a Delaware corporation ("Industries"), Greenwald Intellicard, Inc., a Delaware corporation ("Intellicard" and collectively with Industries, "Sellers"), PubliCARD, Inc., a Pennsylvania corporation ("Shareholder"), the Registrant acquired certain assets of the Sellers.

         The  purchase   price  for  the  assets   acquired  was   approximately
$22,500,000, plus the assumption of certain liabilities of approximately $1,017,000 consisting of trade accounts payable, accrued liabilities and operating lease obligation. At the closing $20,750,000 was paid to the Sellers and $1,750,000 was paid to an escrow account. The purchase price is subject to a dollar for dollar adjustment, upward or downward, based upon an increase or decrease in the final closing net book value of assets acquired as compared to the opening balance sheet net book value. The adjustment in the purchase price is scheduled to occur approximately 90 days from the closing date.

         The assets acquired from the Sellers included personal property leases, real property leases and all leasehold improvements and structures on the real property leases, contracts, real property, prepaid expenses and deposits, accounts receivable, inventories, machinery, equipment, tools and dies, computer hardware and software, goodwill, Know-How, and Intellectual Property Rights as more fully set forth in Section 2 of the Asset Purchase Agreement, a copy of which is filed as an Exhibit to this report.

         The business in which the acquired assets are used is in the design and manufacturing of coin meter systems primarily in the commercial laundry industry providing smart cards, smart card readers, value transfer stations, card management software and interface boards primarily for the commercial laundry industry. The Registrant intends to continue these businesses and the assets acquired will remain in use in the facility acquired from Industries and located in Chester, Connecticut.

         The Registrant utilized the funds available under its Loan Agreement, Term Note and Revolving Credit Note with Fleet National Bank f/k/a BankBoston N.A. in order to satisfy the purchase price. Copies of those loan documents, which were entered into on June 28, 2000, are filed as an Exhibit to this report.

Item 7.    Financial Statements and Exhibits

(a)      Financial Statements of the Business Acquired.

              The Registrant will file the Financial Statements required by this item on or about September 12, 2000.

(b)      Pro Forma Financial Information.

              The Registrant will file the Financial Statements required by this item on or about September 12, 2000.

(c)      Exhibits.

                 (2) Form of Asset Purchase Agreement dated as of June 20, 2000 between the Registrant and Greenwald Industries, Inc., Greenwald Intellicard, Inc., and PubliCARD, Inc.

                 (10) Forms of Loan Agreement, Term Note, Revolving Credit Note, and related documents between the Registrant and Fleet National Bank dated as of June 28, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THE EASTERN COMPANY


                                By: /s/ John L. Sullivan III
                                    Vice President, Secretary and Treasurer

Dated: July 14, 2000

                                                                       Exhibit 2


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                           GREENWALD INDUSTRIES, INC.

                           GREENWALD INTELLICARD, INC.

                                 PUBLICARD, INC.

                                       AND

                               THE EASTERN COMPANY

                                  JUNE 20, 2000

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this 20th day of June, 2000 among Greenwald Industries, Inc., a Delaware corporation ("Industries"), Greenwald Intellicard, Inc., a Delaware corporation ("Intellicard" and collectively with Industries, "Sellers"), PubliCARD, Inc., a Pennsylvania corporation ("Shareholder"), and The Eastern Company, a Connecticut corporation ("Buyer").

                                    RECITALS:

      WHEREAS, Sellers are engaged in the "Business" (as hereinafter defined);

      WHEREAS, Industries is an indirect wholly-owned subsidiary of Shareholder;

      WHEREAS, Intellicard is a wholly-owned subsidiary of Industries; and

      WHEREAS, Sellers desire to sell, transfer and assign to Buyer, and Buyer desires to purchase and acquire from Sellers, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets used in the conduct of the Business.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

1.       Interpretation.
         --------------

        1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:
                 -----------

         "Business" shall mean the following business in which the Sellers are engaged on the date hereof and on the Closing Date: (a) designing and manufacturing coin meter systems used primarily in the commercial laundry appliance industry and (b) providing smart cards, smart card readers, value transfer stations, card management software and machine interface boards primarily for the commercial laundry appliance industry; provided, that the "Business" shall not include smart card manufacturing and related activities.

         "Know-How" shall mean all know-how and information (not necessarily proprietary) used by Sellers in the Business on the Closing Date including, without limitation, (1) design drawings, (2) specifications and performance criteria, (3) operating instructions and maintenance manuals, (4) manufacturing information including production documentation, methods, layouts and supplier and cost information, (5) copies of on-site computer software and related documentation, including, without limitation, source and object code to the extent available, (6) prototypes, models or samples, (7) files relating to applications for Intellectual Property Rights, and (8) all files relating to customers and other tangible materials that are used in the Business on the Closing Date.

         "Copy Rights" shall mean all published and unpublished rights in works of authorship including, without limitation, (1) literary works, including books, periodicals, catalogs, directories, textual advertising such as brochures, pamphlets and other literature, tabular lists, lectures, manuals and computer programs and data bases; (2) pictorial, graphic and sculptural works, including maps, architectural plans and renderings, blueprints, photographs, prints and pictorial illustrations such as labels and pictorial advertising, posters, brochures and pamphlets, and pattern designs; (3) audiovisual works;
(4) sound/recordings; and (5) mask works, and all U.S. pending and issued copyright or mask work registrations thereon.

         "Patent Rights" shall mean all (1) rights to inventions/conceived on or before the Closing Date by employees of Sellers who are engaged solely in the operation of the Business; (2) pending U.S. applications owned by either Seller (including those set forth on Schedule 1.1); and (3) U.S. patents owned by either Seller, or for which either Seller has the right to apply for as of the Closing Date (including those set forth on Schedule 1.1).

         "Trademarks" shall mean trade names, trademarks, service marks, trade dress and product configurations that are used by the Sellers to identify the Business or any part thereof and all (1) goodwill and associated common law rights; (2) registration applications pending thereon in any province, state or country (including those set forth on Schedule 1.1); and (3) registrations issued thereon (including those set forth on Schedule 1.1).

         "Trade Secrets" shall mean all proprietary information that is used by the Sellers in the Business and that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by, third parties who can obtain economic value from its disclosure or use and (2) is the subject of efforts by the Sellers that were reasonable under the circumstances to maintain its secrecy, such as, without limitation, proprietary specifications, formulas, drawings, models, blueprints, software, production techniques and processes, retail and wholesale customer lists, vendor lists, compilations, merchandising information, cost and pricing information, business systems and methods.

         "Intellectual Property Rights" shall mean the Patent Rights, Copy Rights, Trademarks and Trade Secrets as more fully described herein and other similar rights in technology that are used by the Sellers in the Business, including, without limitation, those items set forth in Schedule 1.1 hereto.

         "Knowledge of Sellers," "to the best knowledge of Sellers" and words of like import shall mean the actual knowledge of Jan-Erik Rottinghuis, Antonio L. DeLise and Leonard V. Samela after review of the applicable representations and warranties herein and the taking of reasonable actions by such persons to confirm the accuracy thereof.

         "Lien"  means  any  security  agreement,   mortgage,  pledge,  license,
conditional sales agreement, charge, claim, lien, liability and/or other encumbrance.

2.       Sale of Assets and Assumption of Liabilities
         --------------------------------------------

2.1      Assets Sold and Retained.
         ------------------------

     (a) Assets Purchased. At the Closing, Sellers agree to sell, transfer, convey, assign and deliver to Buyer and Buyer agrees to purchase and acquire, according to the terms and conditions of this Agreement, free and clear of all Liens (except Permitted Encumbrances), all of the Business and all of the assets, goodwill and properties, whether real or personal, tangible or intangible, owned by the Sellers and used by the Sellers in the Business on the Closing Date, other than the Excluded Assets (collectively, the "Purchased Assets"), including, without limitation, the following:

(i) all personal property leases (and the leasehold interests created thereby) listed on Schedule 2.1(a)(i) hereto (the "Personal Property Leases") and the real property lease (and the leasehold interest created thereby) listed on Schedule 2.1(a)(i) hereto (the "Real Property Lease") and all leasehold improvements and structures on the real property leased thereby, except, in each case, to the extent such leases do not constitute Transferred Rights, Obligations and Agreements (as defined below);

(ii)     all contracts of the Business, including, without limitation, customer contracts, customer orders and backlog relating to the Business, royalty and license agreements and rights, purchase agreements, rights to use technology owned by others, any non-competition, non-solicitation or non-interference or similar agreements in favor of either of the Sellers, and certain other agreements listed on Schedule 2.1(a)(ii) (collectively, the "Contracts"), except to the extent any such Contracts do not constitute Transferred Rights, Obligations and Agreements;

(iii)    all prepaid expenses and deposits of the Business;

(iv) all accounts receivable or trade receivables of the Business or other rights to receive payment for goods or services provided by the Business as of the Closing Date (the "Closing Date Receivables");

(v) all inventory of supplies, raw materials, component parts, work-in-progress and finished goods of the Business on hand (the "Inventory");

(vi) all machinery, equipment, spare parts, fittings, supplies, transportation equipment, vehicles, motor vehicles, tools, tooling, dies, molds, furniture, fixtures and other tangible personal property owned by Sellers and used in the Business.

(vii) all computer hardware and software owned by the Sellers and used in the Business (the "Computer Hardware and Software");

(viii)   all goodwill of the Business;

(ix)     the Know-How;

(x)      the Intellectual Property Rights and all business names, including all of Sellers' right to use the names "Greenwald Industries, Inc.", "Greenwald Intellicard, Inc." or derivations thereof in the conduct of the Business, and other intangible assets owned by Sellers and used in or relating to the Business, including, without limitation: all choses in action, claims, rights, benefits and defenses of either of the Sellers; all rights of either of the Sellers in telephone listings and numbers, post office boxes and cable, website, telex and similar agreements; all of either Seller's website addresses and e-mail addresses; and the benefit of all warranties and guaranties of manufacturers, contractors, suppliers, sellers and others which relate to any of Sellers' assets;

(xi) all operating data, books and records of Sellers with respect to the Business, including customer lists and information relating to past, present and prospective customers of either of the Sellers and all related sales and credit records, and all lists of past and present suppliers to the Business;

(xii) all rights, licenses, permits, and other operating agreements with respect to the Sellers' right to provide services of the Business or for which either Seller is the licensee, including those set forth on Schedule 2.1(a)(xii) attached hereto (the "Licenses and Permits") to the extent assignment to the Buyer is permitted by law or contract;

(xiii) the real property owned by Industries located in Chester, Connecticut, together with the buildings, improvements and fixtures thereon and easements, licenses, rights of way and appurtenant rights thereto, as more particularly described on Schedule 2.1(a)(xiii) (the "Property"); and

(xiv) all other assets (other than Excluded Assets), whether tangible or intangible that are owned by Sellers and used in the Business (the "Other Assets").

(b)      Assets Excluded.  Notwithstanding the provisions of Section 2.1(a), the
         ---------------
Sellers is not selling, assigning, transferring or conveying to Buyer the following assets of Sellers or any affiliate of Sellers, which shall be excluded from the transactions contemplated by this Agreement (the "Excluded Assets"):

(i) all receivables from Shareholder or any of its subsidiaries or affiliates;

(ii)     all cash, cash equivalents and investment securities;

(iii) all prepaid expenses and deposits of the Business to the extent not included in the Closing Date Balance Sheet;

(iv)     insurance policies;

(v) all Federal, state, local or other tax refunds, including, without limitation, refunds of income, sales, use, franchise, property, payroll or other taxes and refunds of any penalties or interest with respect to any of the foregoing, relating to periods prior to the Closing Date;

(vi)     the outstanding common stock of Intellicard;

(vi) the minute books, stock records and other corporate books and corporate records of the Sellers; and

(vii)    the assets identified on Schedule 2.1(b)(viii).

                 (c) Transfers of Personal Property Leases, Real Property Lease and Contracts To facilitate the assignment or transfer of Personal Property Leases, the Real Property Lease and Contracts, the Sellers shall execute such documents of assignment or transfer as may be prepared by Buyer and reasonably acceptable to Sellers (and which shall not contain any representation or warranty or impose any liability or obligation on Shareholder or any Seller except as expressly provided in this Agreement) that are necessary or appropriate for evidencing or recording the assignments or transfers to Buyer.

                 (d) Transfer of Know-How. The communication of transferred Know
                     --------------------
-How from Sellers to Buyer shall occur,  in part,  through
Buyer's acquisition of the Purchased Assets and engagement of Sellers' personnel. Sellers shall have no responsibility to insure that any of their employees become the employees of Buyer; provided, however, that Sellers and Shareholder shall not interfere with Buyer's efforts to engage any of Sellers' employees, and, to the extent reasonably requested by Buyer, Sellers shall release any employee of Sellers from any contracts or contractual or employment restriction relating exclusively to the Know-How of Sellers. In addition, in order to facilitate the transfer of such Know-How, Sellers and Shareholder shall make available at the Property or deliver to Buyer at the Closing copies of any documents or other information in Sellers' or, to the extent reasonably identifiable, Shareholder's possession defining or specifying the subject matter, nature and extent of the Know-How of Sellers and shall use reasonable efforts, for a period of two (2) years from the Closing Date, to take such other action as Buyer shall reasonably request to effectuate the transfer of such Know-How.

2.2      Assignment of Intellectual  Property  Rights.  On the Closing Date,
         --------------------------------------------
Sellers shall execute and deliver assignments in form and substance reasonably satisfactory to Buyer with respect to the Intellectual Property Rights set forth on Schedule 1.1, including all goodwill associated therewith.

2.3      Risk of Loss.  The risk of loss and all obligations to insure the
         ------------
tangible assets of the Business shall remain with Sellers until the Closing, and shall transfer from Sellers to Buyer at the time of Closing.

2.4      "As Is" Condition.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
         -----------------
AGREEMENT, THE PURCHASED ASSETS ARE BEING SOLD "AS IS" AND " WHERE IS" AND "WITH ALL DEFECTS" WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.

2.5      Assumption of Contractual Rights and Obligations Related Thereto.  At
         ----------------------------------------------------------------
the time of Closing, the Buyer shall assume, and hereby agrees to perform, the rights and obligations, and any other contractual obligations which arise or are to be performed following the Closing Date or which are contemplated by Section 2.6(b) or (c) pursuant to the Personal Property Leases, the Real Property Lease, the Contracts, bids, quotations, proposals and similar agreements which (i) are disclosed in Schedules 2.1(a)(i) and 2.1(a)(ii) to this Agreement or (ii) were made in the ordinary course of business and not in violation of the provisions of Article 11 of this Agreement and do not individually involve a commitment of more than $50,000 (collectively, the "Transferred Rights, Obligations and Agreements").

         To the extent that the assignment hereunder of any of the Transferred Rights, Obligations and Agreements or Intellectual Property Rights or the assignment under Section 2.2 above shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, the Sellers and the Buyer shall use commercially reasonable efforts to obtain the consent of such other party to an assignment to the Buyer.

         If such consent is not obtained, the Sellers shall cooperate with the Buyer in a reasonable arrangement designed to provide the Buyer with the benefits and burdens of any such Transferred Rights, Obligations and Agreements and Intellectual Property Rights, including appointing the Buyer to act as its agent or subcontractor to perform all of the Sellers' obligations under such Transferred Rights, Obligations and Agreements and Intellectual Property Rights and to collect and promptly remit to the Buyer all compensation received by Sellers pursuant to those Transferred Rights, Obligations and Agreements and Intellectual Property Rights and to enforce, for the account and benefit of the Buyer, any and all rights of the Sellers against any other person arising out of the breach or cancellation of such Transferred Rights, Obligations and Agreements and Intellectual Property Rights by such other person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer).

2.6      Assumption of Certain Liabilities by Buyer. From and after the Closing,
         ------------------------------------------
Buyer shall, without any further responsibility or liability of or recourse to Sellers, Shareholder or any of their respective affiliates or their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees, assume and be solely liable and responsible for the following liabilities and obligations (the "Assumed Liabilities"):

(a) all liabilities and obligations of Sellers under all Personal Property Leases, the Real Property Lease, Contracts and all other of the Transferred Rights, Obligations and Agreements assigned or transferred to Buyer pursuant to
Section 2.1 hereof (or deemed assigned or transferred pursuant to Section 2.5 hereof) which arise or are to be performed following the Closing Date;

(b) all accounts payable and accrued liabilities of the Sellers reflected on the unaudited February 29, 2000 (the "Balance Sheet Date") balance sheet of the Sellers attached hereto as Exhibit A (the "Opening Balance Sheet") to the extent that such accounts payable and accrued liabilities remain outstanding at the Closing;

(c) all accounts payable and accrued liabilities of the type set forth on the Opening Balance Sheet which (x) have been incurred by the Sellers in connection with the Business in the ordinary course of business subsequent to the Balance Sheet Date and through the Closing Date, (y) have not been incurred in violation of the provisions of Article 11 of this Agreement and (z) only to the extent accrued in accordance with generally accepted accounting principals ("GAAP") in a manner consistent with the preparation of the Opening Balance Sheet and reflected on the Closing Balance Sheet (as defined below);

(d) the liabilities and obligations assumed by Buyer under Sections 6.8(d) and 6.8(e); and

(e) all liabilities of Industries for any contractual product warranty claim with respect to any product sold or manufactured by Industries prior to the Closing Date.

         The assumption by Buyer of the Assumed Liabilities and the transfer thereof by Sellers shall in no way expand the rights or remedies of any third party against Sellers or Buyer as compared to the rights and remedies which such third party would otherwise have had.

2.7 All Other Liabilities Excluded. Notwithstanding the foregoing, Sellers agree that Buyer is not assuming any other liability of Sellers or any affiliate of Sellers, whether known, unknown, matured or contingent, including, without limitation, the following liabilities and obligations of Sellers (collectively, the "Excluded Liabilities"):

(a) any liability or obligation of the Sellers to Shareholder or any of its subsidiaries or affiliates;

(b) any current or long-term liability or obligation of the Sellers with respect to indebtedness for borrowed monies, including any bank debt or notes payable;

(c) any liability or obligation of the Sellers for any Federal, state, local or other taxes, including, without limitation, income, sales, use, franchise, property, payroll or other taxes or for any penalties or interest with respect to any of the foregoing, relating to periods prior to the Closing Date, except to the extent of any payments required to extinguish the remaining open liabilities as properly accrued on the Closing Balance Sheet;

(d) except to the extent of any payments required to extinguish the remaining open liabilities as properly accrued on the Closing Balance Sheet, any liabilities or obligations with respect to any pension, profit sharing, health and welfare, medical insurance or other employee benefit plan or fringe benefit arrangement ("Benefit Plans") established, participated in, or maintained by Sellers or any affiliate of Sellers for Sellers' current or former employees, including without limitation any "frozen" pension plan, whether or not any such Benefit Plans relate to employees who may be employed by Buyer following consummation of the transactions contemplated hereby, provided, that in no event shall any Benefit Plan that Buyer elects to continue constitute an Excluded Liability;

(e) all debts, liabilities and obligations of Sellers for or with respect to any labor contract (union or otherwise) to which a Seller is a party or by which a Seller is bound;

(f) any liabilities of Intellicard for any contractual product warranty claim with respect to any product sold or manufactured by Intellicard prior to the Closing Date ("Intellicard Warranty Claims"), subject to Section 6.9;

(g) any liabilities for personal injury or property damage of third parties arising from events occurring prior to the Closing;

(h) any liabilities for product liability claims (other than contractual warranties) with respect to products sold by Sellers prior to the Closing Date;

(i) COBRA and severance obligations relating to former employees of Sellers (solely to the extent the employment of such persons with Sellers terminated prior to the Closing Date and not in connection with the transactions contemplated by this Agreement); and

(j)      The Contracts identified on the Schedules as not assumed.

3.       Purchase Price; Payment; Adjustment.
         -----------------------------------

3.1      Purchase Price.
         --------------

(a)      Price.  The purchase price for the sale and transfer of the Purchased
         -----
Assets shall be Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) (the "Unadjusted Purchase Price"), subject to adjustment as provided in Section
3.3 (the "Purchase Price"), plus the assumption of the Assumed Liabilities set forth in Section 2.6 hereof.

(b)      Allocation.  Buyer and Sellers shall allocate the Purchase Price plus
         ----------
the book value of the Assumed Liabilities among the Purchased Assets as provided on Schedule 3.1(b) (or in such other manner as agreed between Buyer and Sellers after the Closing). The Buyer and the Sellers respectively agree to file all income, franchise and other tax returns, and execute such other documents as may be required by any governmental authority, in a manner consistent with the allocation as finally determined in accordance with this Section 3.1(b) (the
"Final Allocation"). The Buyer and the Sellers respectively agree to prepare Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Final Allocation and to file such Form with each relevant taxing authority, and to refrain from taking any position inconsistent with such Form or Final Allocation with any taxing authority unless otherwise required by applicable law. The parties shall agree to adjust consistent with this Section 3.1(b) a revised Final Allocation, if necessary, based upon the final Purchase Price, as adjusted in accordance herewith.

3.2      Payment of Purchase Price.  At the Closing, the Unadjusted Purchase
         -------------------------
Price shall be paid by Buyer to Sellers as follows: (a) $20,750,000 shall be paid by Buyer to Sellers at Closing in cash by means of wire transfer of immediately available funds, and (b) $1,750,000 (the "Escrow Amount") shall be paid by Buyer to Citizens Bank (the "Escrow Agent") at Closing in cash by means of wire transfer of immediately available funds, to be held, administered and distributed for the respective benefits of the parties hereto in accordance with the terms of an indemnity escrow agreement to be entered into by the parties hereto and the Escrow Agent, substantially in the form and on the terms of Exhibit B hereto (the "Indemnity Escrow Agreement").

3.3      Adjustment to and Payment of the Balance of the Purchase Price.  The
         --------------------------------------------------------------
Unadjusted Purchase Price has been derived by and agreed upon by the parties based on the Net Book Value (as defined below) of Sellers, as shown on the Opening Balance Sheet ($8,036,286) (the "Opening Net Book Value"). The Unadjusted Purchase Price is subject to a dollar for dollar adjustment, upward or downward, based upon the increase (in which case the adjustment shall be upward) or decrease (in which case the adjustment shall be downward) in the Net Book Value of the Sellers from the Opening Net Book Value to the Final Net Book Value (as defined below) reflected on the Closing Balance Sheet (as defined below). Such adjustment shall be the "Differential."

         The Differential shall be determined as follows:

(a) Within forty-five (45) days after the Closing Date, Sellers shall prepare and deliver to Buyer a balance sheet (the "Closing Balance Sheet") computed in accordance with GAAP applied consistently with the manner in which GAAP was applied in the preparation of the Opening Balance Sheet showing the Net Book Value (as defined below) of the Sellers as of the close of business on the Closing Date (the "Final Net Book Value"). Along with the submission of the Closing Balance Sheet, Sellers shall deliver a statement to Buyer which contains Sellers' calculation of the Final Net Book Value and the Differential.

(b) The Buyer shall then have forty-five (45) days after the receipt thereof to satisfy itself that the Closing Balance Sheet fairly presents, as of the Closing, in accordance with GAAP applied consistently with the manner in which GAAP was applied in the preparation of the Opening Balance Sheet, Sellers' financial position, and to contest in writing the Closing Balance Sheet and Sellers' calculation of the Final Net Book Value and the Differential, by notice to the Sellers (with a statement as to the nature of the Buyer's objections in reasonable detail and the proposed amount of the Differential) and the corresponding impact on the Unadjusted Purchase Price.

(c) If Buyer does not provide such notice within that 45-day period, the Closing Balance Sheet and Sellers' calculation of the Final Net Book Value and Differential shall be final and binding for purposes of this Agreement.

(d) If Buyer does deliver such notice, the parties shall engage in good faith efforts for at least fifteen (15) days to resolve any such disputes and agree upon the definitive calculation of the Final Net Book Value and Differential. If, after such good faith efforts, the parties are unable to so agree, the determination of the Final Net Book Value and the Differential shall be submitted for arbitration to an independent "Big 5" audit firm satisfactory to Buyer and Sellers (the "Arbiter"). The Arbiter shall consider the respective positions of the parties and render its opinion as to the Closing Balance Sheet, the Final Net Book Value and Differential consistent with the terms of this Agreement. Buyer and Sellers agree to make available to the Arbiter all information and documentation possessed by them as the Arbiter shall reasonably request for purposes of making its decision. The determination of the Arbiter shall be conclusive and binding upon the parties. The fees and expenses of the Arbiter shall be shared equally by Buyer, on one hand, and Sellers, on the other.

(e) If the Differential results in an upward adjustment in the Unadjusted Purchase Price, the Unadjusted Purchase Price will be adjusted upward, and the amount of such adjustment (together with interest at the Prime Rate (as defined below) plus 2% per annum on the amount of such adjustment from the Closing Date) shall be paid by Buyer to Sellers within ten (10) days of the conclusive determination thereof, by wire transfer of immediately available funds to a bank account designated by Sellers in writing. If the Differential results in a downward adjustment in the Unadjusted Purchase Price, the Unadjusted Purchase Price will be adjusted downward, and the amount of such adjustment (together with interest at the Prime Rate plus 2% per annum on the amount of such adjustment from the Closing Date) shall be paid by Sellers to Buyer within ten
(10) days of the conclusive determination thereof by wire transfer of immediately available funds to a bank account designated by Buyer in writing. "Prime Rate" shall mean a rate equal to the rate per annum announced publicly by Citibank, N.A. in New York, New York as Citibank, N.A.'s base rate in effect from time to time during the applicable period.

(f) "Net Book Value" with respect to the Opening Balance Sheet or the Closing Balance Sheet of the Sellers shall mean the book value of the Purchased Assets less the book value of the Assumed Liabilities, determined as set forth on Exhibit A under the heading "Net Assets to be Sold" in the case of the Opening Balance Sheet and in conformity with the requirements for the Closing Balance Sheet set forth in this Agreement in the case of the Closing Balance Sheet, except that there shall be no reserve or accrual for Intellicard Warranty Claims on the Closing Balance Sheet.

3.4      Closing Date.  The closing of this transaction (the "Closing") shall
         ------------
take place at 10:00 a.m. local time on July 6, 2000 or at an earlier date and time to be mutually agreed upon between the parties or, if later, the third business day following satisfaction or waiver of the conditions to Closing set forth in Article 9 hereof (the "Closing Date"). At the Closing, each of the parties hereto shall execute and deliver all consideration, instruments and documents reasonably required to carry out the terms and provisions of this Agreement. Possession of all of the Purchased Assets shall be delivered to Buyer by Sellers immediately upon the Closing. The Closing shall take place in the offices of Sellers' counsel, Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022 or at such other place as the parties shall agree.

3.5      Waiver of Bulk Transfer Provisions.  Buyer hereby waives compliance
         ----------------------------------
with all provisions of applicable Bulk Sales Laws, and in consideration of such waiver Sellers and Shareholder agree to indemnify Buyer against and hold it harmless from any and all loss, cost, damage, liability, deficiency or expense resulting from or arising out of such noncompliance to the extent not involving an Assumed Liability, provided that the provisions of Article 8 hereof shall apply to this indemnity as if it were set forth therein.

4.       Representations and Warranties of Sellers and Shareholder.  In order to
         ---------------------------------------------------------
induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, each of the Sellers and Shareholder, jointly and severally, represent and warrant to Buyer, as follows:

4.1      Title to and Condition of Assets.  Except as set forth on Schedule 4.1,
         --------------------------------
Sellers have, and will have on the Closing Date, good and marketable title to and legal right and power to convey all of the Purchased Assets being transferred hereby, free and clear of any Lien except for Permitted Encumbrances. Except as set forth on Schedule 4.1, upon the consummation of the transactions contemplated hereby, Buyer will acquire (i) good and marketable title to the Purchased Assets, free and clear of any Lien and (ii) the right to use, and valid leasehold interest in, any of the Purchased Assets consisting of leasehold interests, in each case subject to Permitted Encumbrances. "Permitted Encumbrances" shall mean, collectively, (i) any liens for taxes (and assessments) not delinquent or which are being contested in good faith, (ii) any immaterial workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business, (iii) those Liens listed on Schedule 4.1(a) attached hereto and (iv) the "Permitted Real Estate Encumbrances" listed on
Schedule 12 attached hereto. All of the tangible personal property used in the Business is in good operating condition and repair (subject to ordinary wear and tear), other than machinery and equipment temporarily out of repair or out of service in the ordinary course of business.

4.2      Organization and Qualification.  Each of Sellers is a corporation duly
         ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to own its properties and to carry on its business as it is now being conducted and each of Sellers is duly qualified to transact business and is in good standing as a foreign corporation in the states listed on Schedule 4.2.

4.3      Power and Authority.  Each of Sellers and Shareholder has the corporate
         -------------------
power to execute and deliver this Agreement and to incur and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sellers and Shareholder (subject to the approval of Shareholder's shareholders), and this Agreement is, and any agreement to which the parties are to become a party at the Closing pursuant to this Agreement (the "Ancillary Agreements") will be, the legal, valid and binding obligation of each of Sellers and Shareholder, enforceable in accordance with their respective terms.

4.4      Approvals and Consents; Noncontravention.  The execution, delivery, and
         ----------------------------------------
performance of this Agreement and the Ancillary Agreements by Sellers and Shareholder and the consummation of the transactions contemplated hereby by Sellers and Shareholder, will not (i) violate any material statute, regulation or ordinance of any governmental authority or require any material filing with or material authorization, consent or approval of any government or governmental agency, except as set forth on Schedule 4.4, (ii) conflict with, result in the breach of, or constitute a violation or default under any of the provisions of the respective Articles of Incorporation or By Laws of Sellers and Shareholder,
(iii) except as set forth on Schedule 4.4, conflict with or result in a breach of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, contractual obligation or instrument to which Sellers or Shareholder is a party or by which either of them or any of the Purchased Assets are or may be bound, or constitute a material default (or an event which with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, or (iv) result in the creation or imposition of any Lien on or with respect to the Purchased Assets.

4.5      Tax Returns; Withholdings.  Each of the Sellers has filed all federal
         -------------------------
tax returns and all material state, foreign or local tax returns which are required to have been filed, and has paid all taxes and governmental charges shown thereon as due. All amounts required to be withheld by any Seller from employees for income tax, social security contributions, unemployment tax and workers' compensation have been withheld and paid to the appropriate governmental agencies.

4.6      Compliance with Laws.  Since January 1, 1997, the Sellers have each
         --------------------
substantially complied with all material applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof that affect the Business or the Purchased Assets. Since January 1, 1997, no claims have been received in writing by any Seller from any governmental authority alleging a violation by any Seller of any such law or regulation. The Sellers hold all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies necessary to conduct the Business as it is presently being conducted, including those permits, licenses, certificates and other authorizations listed on
Schedule 4.6. All such permits, licenses and certificates are in full force and effect, and no Seller has since January 1, 1997 received any notice of intent to revoke or not to renew any of such permits, licenses and certificates. This
Section 4.6 does not apply to any Environmental Matters, which are addressed exclusively in Section 4.15.

4.7      Litigation.  There are (i) no legal actions, suits, arbitrations or
         ----------
other legal, administrative or other governmental proceedings, or, to Sellers' knowledge, governmental investigations, pending against any Seller, the Business or the Purchased Assets, (ii) to Sellers' knowledge, no legal actions, suits, arbitrations or other legal, administrative or other governmental investigations or proceedings are threatened in writing against any Seller, the Business or the Purchased Assets, in each case at law or in equity or by or before any governmental department, commission, board, agency, bureau, tribunal or instrumentality and (iii) no outstanding judgments, orders, writs, injunctions, decrees or subpoenas of any court, grand jury, agency, board of arbitration or arbitrator against any Seller or any of the Purchased Assets (collectively, "Litigation"), except in each case as shown on Schedule 4.7 attached hereto.

4.8      Financial Statements.
         --------------------

(a) Sellers have delivered to Buyer copies of the following financial statements of Sellers (collectively, the "Financial Statements"):

(i) an audited consolidated balance sheet as of December 31, 1999 and an audited balance sheet as of December 31, 1998, and the related audited statements of income or loss, changes in shareholders' equity and cash flows for each of the years then ended, together with the report thereon of Sellers' certified public accountants (the "Audited Financial Statements"); and

(ii)     the unaudited Opening Balance Sheet.


(b) The Audited Financial Statements fairly present, in all material respects, the financial condition and the results of operations, changes in shareholders' equity and cash flow of the Sellers for the respective dates of and for the periods referred to in such Audited Financial Statements, all in accordance with GAAP consistently applied, and have been prepared based on the books and records of Sellers. The Opening Balance Sheet fairly presents, in all material respects, the financial condition of Sellers as of the date thereof, subject to normal recurring year-end adjustments and the absence of notes; the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements.

(c) Sellers' receivables reflected on the Financial Statements (the "Receivables") are the result of merchandise actually shipped or services actually performed and, to Sellers' knowledge, are subject to no claims, counterclaims or set-offs.

(d) Sellers' inventory on the Financial Statements is stated at the lower of cost (determined by the FIFO method) or market. The value of obsolete materials and materials of below standard quality has been written down to realizable market value or reserves have been provided therefor, as required by GAAP.

4.9      Absence of Undisclosed Liabilities.  Except for the obligations or
         ----------------------------------
liabilities (i) disclosed or referred to in the Opening Balance Sheet, or (ii) incurred by the Sellers with respect to the Business in the ordinary course of business since the date of the Opening Balance Sheet, there are no material obligations or liabilities arising out of or relating to transactions or events with respect to the Business entered into or occurring prior to the date hereof that would be required to be reserved against or disclosed in a balance sheet of Sellers prepared in a manner consistent with the preparation of the Opening Balance Sheet except as set forth in Schedule 4.9.

4.10     Personnel.

(a)      Compensation Increases.  Since January 1, 1999, there has not been any
         ----------------------
increase in the base compensation payable to or to become payable to any employees of the Business, except (i) increases granted in the ordinary course of business consistent with past practice and (ii) as indicated on Schedule 4.10(a) hereto.

(b)      Compensation and Benefit Plans.  (i)  Set forth on Schedule 4.10(b)
         ------------------------------
hereto is a list and description of compensation and benefit plans, programs or arrangements (whether funded or unfunded) generally applicable to the employees, former employees or retirees of the Business which are currently in effect or which, with respect to the Business, Sellers have committed to implement in the future (the "Compensation and Benefit Plans"). Except as listed in Schedule 4.10(b), Sellers do not maintain or sponsor, nor are Sellers required to make contributions to, or incur the expense of, any compensation or benefit plans, programs or arrangements (whether funded or unfunded) with respect to the Business's employees, former employees or retirees.

(ii) Sellers shall retain all liability with respect to the Compensation and Benefit Plans, and Buyer expressly does not assume any liability with respect thereto as a result of its acquisition of the Business.

(iii) At all times after the Closing, Sellers will provide "COBRA Continuation Coverage" (as that term is defined in Section 4980B of the Code and the regulations promulgated pursuant thereto) to all individuals who were eligible for such coverage through Sellers immediately prior to the Closing.

4.11     Contracts and Other Agreements.
         ------------------------------

(a) All Material Agreements (as defined below) of the Business are set forth on Schedule 4.11(a). All of the Material Agreements are in full force and effect, and no breach or default by any Seller or, to the best of Sellers' knowledge, by any other party has occurred with respect thereto.

(b) Except as identified on Schedule 4.11(b), no approval or consent of any person is needed in order that the Material Agreements continue in full force and effect following the assignment of such Material Agreements to the Buyer pursuant to this Agreement.

(c) As used herein, a "Material Agreement" is an agreement, or series of related agreements, that (i) involves an aggregate commitment or potential aggregate commitment on the part of any party of more than $50,000, (ii) involves sale, distribution, commission, marketing, or similar arrangements of the Sellers relating to the Business providing for the marketing and/or sale of the products or services of the Business, (iii) involves the lease of real property for the Business or (iv) is with the Shareholder, an employee, officer or director of either Seller or an employee, officer or director of the Shareholder.

(d) Schedule 4.11(d) sets forth a list as of May 23, 2000 of each of Sellers' sales commitments exceeding $50,000.

(e) Sellers have not made any express warranties or guarantees with respect to their products or services, except (i) for standard product warranties, forms of which are set forth or disclosed on Schedule 4.11(e) or (ii) as otherwise set forth on Schedule 4.11(e) attached hereto.

4.12     Employment.  Except as listed in Schedule 4.12 hereto, the Sellers have
         ----------
complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining (including the WARN Act), with respect to any employees of the Business. In the last two (2) years, the Sellers have experienced no strikes or, to Sellers' knowledge, any organized slowdown, picketing or work stoppage. No Seller is a party to any collective bargaining or similar agreement with any employee union.

4.13     Intellectual Property Rights.  To the knowledge of the Sellers, except
         ----------------------------
as set forth on Schedule 4.13, Sellers own or have the right to use all of the material Intellectual Property Rights which are necessary for the conduct of, or are used in, the Business as the Business is presently being conducted. Except as set forth on Schedule 4.13, the Sellers have no knowledge and have received no written notice to the effect that any service or products that they provide or sell, or any process, method, part or material they employ in the Business, infringes on any trademark, trade name, copyright or patent or is in conflict with any asserted right of another. There is no pending or, to the knowledge of Sellers, threatened, claim or litigation against any Seller contesting its right to use any of the Intellectual Property Rights being transferred or licensed to Buyer, or asserting its misuse of any thereof, which would deprive Buyer of its right to assert its rights thereunder or which would prevent the sale of any service or product produced, provided or sold by Buyer utilizing the Intellectual Property Rights to be transferred to Buyer.

4.14     Insurance Policies.  Sellers have delivered to Buyer a list of all
         ------------------
insurance policies or binders of insurance or programs of self-insurance which relate to the Business or the Purchased Assets. Since January 1, 1999, there has been no cancellation or nonrenewal with respect to, or disallowance of any material claim under any such policy.

4.15     Environmental Matters.
         ---------------------

(a)      Definitions.  As used in this Agreement:
         ------------

(i) "Hazardous Materials" means (a) any and all hazardous substances, pollutants, and contaminants (as defined by the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), hazardous wastes (as defined by the Resource Conservation and Recovery Act ("RCRA")); hazardous materials (as defined by the Hazardous Materials Transportation Act); toxic substances (as defined by the Toxic Substances Control Act ("TSCA")); toxic chemicals or extremely hazardous substances (as defined by the Emergency Planning and Community Right-To-Know
Act); hazardous air pollutants (as defined by the Clean Air Act); hazardous substances (as defined by the Clean Water Act); (b) petroleum or petroleum products; polychlorinated biphenyls ("PCBs"); asbestos-containing materials; and
(c) any other toxics, chemicals, wastes, substances or materials which are regulated under any of the Environmental Laws (as defined herein);

(ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, permits, licenses and judgments in effect as of the Closing Date and relating to the environment and/or the use, generation, storage, disposal, treatment, transportation, recycling, sale or release of Hazardous Materials, including, without limitation, CERCLA, RCRA, the Clean Water Act, the Clean Air Act, TSCA, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act and the Connecticut equivalents of the foregoing, including Title 22a of the Connecticut General Statutes;

(iii) "Environmental Matters" means matters relating to pollution, contamination or protection of the environment, release or disposal of Hazardous Materials, compliance with Environmental Laws (including, without limitation, matters relating to any "Environmental Costs" (as defined herein)) or to any releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or soil, or resulting from the generation, use, storage, treatment, recycling, transportation, disposal or sale of Hazardous Materials); and

(b)      Environmental Representations and Warranties of Sellers and Shareholder
         -----------------------------------------------------------------------

(i) Except as set forth on Schedule 4.15, all permits, approvals, authorizations, licenses, certificates of authorization, registrations or other consents required under all applicable Environmental Laws for the operation of the Business and the occupancy of the Property (the "Environmental Permits") have been obtained or applied for, and there are no pending or threatened actions to modify, restrict, rescind or challenge any Environmental Permit;

(ii) To the best of the knowledge of Sellers and Shareholder, after reasonable inquiry, there are no material violations of any Environmental Permit at the Property;

(iii) Except as set forth in Schedule 4.15, neither of the Sellers, nor the Shareholder, nor any affiliate of either Seller or Shareholder has received from any governmental authority any notice in writing of the violation of any Environmental Laws by any of them in connection with the operation of the Business at the Property or of any pending or threatened legal action against any of them in connection with the operation of the Business at the Property under the authority of any Environmental Law or related to the release of or exposure to any Hazardous Material;

(iv) except as disclosed in Schedule 4.15 hereto, no amounts of Hazardous Materials were disposed of by either Seller prior to the Closing Date in, on, under, above, around or from the Property, and neither Seller is aware of any new source of Contamination (as defined in the 1995 Contract) not identified in the Phase I Environmental Site Assessment Report, Susan Bates, Inc. by HRP Associates, Inc., issued on December 20, 1995;

(v) the processes, policies and activities of the Sellers with respect to the Property are in substantial compliance with all applicable Environmental Laws and regulations;

(vi) except as set forth on Schedule 4.15 hereto, there are no underground storage tanks on, at or below the Property.

4.16     Absence of Certain Changes.  Except as set forth in Schedule 4.16,
          --------------------------
since the Balance Sheet Date, the Business has been conducted in the ordinary course consistent with past practice, and there has not been:

(i) any event, occurrence, development or change in the Business that has had a material adverse effect on the business, financial condition or prospects of the Business (a "Material Adverse Effect"), other than those resulting from changes, whether actual or prospective, in general conditions applicable to the industries in which the Business is involved or in general economic conditions;

(ii) any material damage, destruction or other casualty loss affecting the Business; or

(iii) any material change by the Sellers in the manner the Business keeps its books and records.

4.17     Purchased Assets Complete.  The Purchased Assets, together with the
         -------------------------
Excluded Assets and the assets relating to the services provided by Shareholder set forth on Schedule 4.17 constitute substantially all of the assets used by the Sellers in the conduct of the Business as currently conducted by Sellers.

4.18     Real Property.  No lease or sublease to any other person is in effect
         -------------
with respect to the Property. The Property and the operation thereof conforms to the requirements of all restrictive covenants or other encumbrances affecting all or any part of the Property. Neither Seller nor Shareholder is a party to any option to purchase, or contract of sale, with respect to the Property, other than this Agreement. There are no actual, pending or, to Sellers' knowledge, threatened condemnation proceedings which could result in a lis pendens or other

Lien on the Property. All utilities required to operate the Property have been connected and are currently serving such Property. The Property is not located in a flood hazard zone. The Sellers have no knowledge of any public improvement that may result in special assessments against or otherwise affect any of the Property.

5.       Representations and Warranties of Buyer.  In order to induce Sellers
         ---------------------------------------
and Shareholder to enter into this Agreement and to consummate the transactions contemplated hereunder, Buyer represents and warrants to Sellers and Shareholder as follows:

5.1      Organization and Qualification.  Buyer is a corporation duly organized,
         ------------------------------
validly existing and in good standing under the laws of the State of Connecticut with corporate power to own its properties and to carry on its business as presently conducted.

5.2      Power and Authority.  Buyer has the corporate power to execute and
         -------------------
deliver this Agreement and to incur and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement is, and the Ancillary Agreements will be, the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms.

5.3      Approvals and Consents; Noncontravention.  The execution, delivery, and
         ----------------------------------------
performance of this Agreement and the Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby by Buyer, will not (i) violate any material statute, regulation or ordinance of any governmental authority or require any material filing with or material authorization, consent or approval of any government or governmental agency, except as set forth on
Schedule  5.3,  (ii)  conflict  with,  result in the breach of, or  constitute a violation or default under any of the provisions of the Articles of Incorporation or By Laws of Buyer or (iii) except as set forth on Schedule 5.3, conflict with or result in a breach of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, contractual obligation or instrument to which Buyer is a party or by which it or any of its assets are or may be bound, or constitute a material default (or an event which with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder.

5.4      Financial Capacity to Close.  Buyer has the financial ability to pay
         ---------------------------
the Purchase Price at the Closing. Buyer acknowledges that upon execution hereof, the sale of the Business will be "taken off the market." Buyer also acknowledges that there are no financing or other contingencies herein.

5.       Covenants.
         ---------

6.1      Publicity.  Buyer, Sellers and Shareholder shall consult with each
         ---------
other before issuing any press release or other public announcement concerning the transactions contemplated by this Agreement and, except as may be required by applicable law or any listing agreement with or regulation or rule of any stock exchange on which securities of Sellers, Buyer or Shareholder are listed or traded, will not issue any such press release or announcement prior to such consultation. If Buyer, Sellers or Shareholder is so required to issue such press release or announcement it shall use its best efforts to inform the other party hereto prior to issuing such press release.

6.2      Retention of and Access to Books and Records.  For a period of seven
         --------------------------------------------
(7) years after the Closing Date, the parties shall retain books or records relating to the Business, and any party, wishing to dispose or destroy books or records, shall provide not less than thirty (30) days prior written notice to the other party of such proposed action, specifying the books or records proposed to be disposed or destroyed. If the recipient of such notice desires to obtain any of such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party. Buyer shall, at Sellers' and Shareholder's expense, on reasonable prior notice to Buyer, (a) afford Shareholder and Sellers, and their counsel, accountants, consultants and other representatives reasonable access during normal business hours at the business locations of the Purchased Assets to examine and copy the books, tax returns, records and files of the Business which relate to periods prior to the Closing Date, and (b) cooperate with reasonable requests of Shareholder and Sellers with respect to gathering information contained therein which may be necessary to respond to inquiries or requests made by any governmental authority or courts which relate to any tax returns or other documents filed by or on behalf of Shareholder and Sellers prior to or relating to the periods prior to the Closing Date. Sellers shall, at Buyer's sole expense, during normal business hours, afford Buyer and its agents reasonable access to and the opportunity to review and make copies of, all documents retained by Sellers relating to the Business in connection with any reasonable request of Buyer.

6.3      HSR Act.  Within three (3) business days after the date of this
         -------
Agreement, Buyer shall and Shareholder shall each file a notification of the acquisition contemplated hereby with the Antitrust Division of the Department of Justice and the Bureau of Competition of the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each party filing such notification shall advise the other promptly upon receiving any request for additional information or other communication with respect to such filing from the Antitrust Division of the Department of Justice or the Bureau of Competition of the Federal Trade Commission and shall use its reasonable best efforts to provide the information requested and otherwise respond to such request or communication.

6.4      Covenants of Sellers and Shareholder.
         ------------------------------------

(a)      Sellers' 401(k) Plan.  Industries has been a participating employer in
         --------------------
the Publicker Industries Inc. 401(k) Employee Savings H Plan (the "Sellers' 401(k) Plan") for the benefit of the employees of the Business (the "Employees"). Effective as of the Closing Date, Sellers' obligation to make contributions to the Sellers' 401(k) Plan with respect to the Employees (other than contributions attributable to the period ending on the Closing Date but payable thereafter) shall cease, and the participation of the Employees in the Sellers' 401(k) Plan shall cease. Sellers shall be liable for making all contributions to the Sellers' 401(k) Plan for the Employees that are attributable to the period of time prior to the Closing Date, and Buyer shall have no obligation or liability of any nature with respect to the Sellers' 401(k) Plan. As of the Closing Date, Sellers shall cause the trustee of the Sellers' 401(k) Plan to fully vest each of the Employees in his or her account balances under the Sellers' 401(k) Plan. As soon as practicable following the Closing Date, Sellers shall offer to each of the Employees the opportunity to receive a distribution of his or her entire account balances under the Sellers' 401(k) Plan as a result of the occurrence of an event described in Section 401(k)(10)(A)(ii) of the Code. Each Employee shall have the right to elect to receive such distribution, or to elect to have his or her distribution rolled over directly to his or her individual retirement account or to another employer's qualified plan (including The Eastern Company Savings and Investment Plan (the "Buyer's 401(k) Plan") maintained by Buyer). In all events, Sellers shall make such distributions in accordance with the requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended.

(b)      Name.  As of the Closing, each Seller shall amend its certificate of
         ----
incorporation to change its name to a name not similar to "Greenwald Industries" or "Greenwald Intellicard."

(c)      Cooperation with Respect to Accounts.  Sellers and Shareholder shall
         ------------------------------------
promptly forward to Buyer (endorsed for transfer) any payments received by Sellers or the Shareholder on account of any of the Receivables.

6.5      Covenants of Buyer.
         ------------------

(a)      Employment.  Buyer shall employ all employees of the Sellers as of the
         ----------
Closing Date; provided, however, that nothing contained in this Section 6.5(a) shall require that Buyer continue to employ any employee after the Closing Date or continue in effect any terms of employment thereof. Any obligations under the Worker Adjustment and Retraining Notification Act ("WARN"), COBRA or for severance pay attributable to the consummation of the transactions contemplated by this Agreement or the failure of Buyer to employ or continue to employ all such persons are hereby assumed by Buyer.

(b)      Buyer's 401(k) Plan.  Buyer maintains the Buyer's 401(k) Plan for the
         -------------------
benefit of its eligible employees. Effective as of the Closing Date, the Buyer's 401(k) Plan shall provide that all service with Sellers prior to the Closing Date shall count as service with Buyer for purposes of eligibility to participate in, and vesting under, the Buyer's 401(k) Plan. As soon as practicable following the Closing Date, the Buyer's 401(k) Plan shall provide each Employee who is employed by Buyer with the opportunity to roll over to the Buyer's 401(k) Plan any distribution of his or her account balances under the Sellers' 401(k) Plan. If an Employee has obtained a participant loan from the Sellers' 401(k) Plan, Buyer shall provide the Employee with the opportunity to borrow from Buyer, on a short-term basis at a commercially reasonable rate of interest, an amount of money sufficient to permit the Employee to pay off the outstanding balance of such participant loan so that he or she may receive a distribution in cash of his or her entire account balances under the Sellers' 401(k) Plan.

6.6      Access Prior to Closing.  Between the date of this Agreement and the
         -----------------------
Closing Date, Sellers shall give Buyer and its authorized representatives access, during normal business hours upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to all properties, personnel, facilities and offices of the Sellers and to the books and records of the Sellers.

6.7      No Negotiation.  Between the date of this Agreement and the Closing
         --------------
Date, Shareholder and Sellers will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with or provide any non-public information to any person (other than Buyer), enter into or participate in any negotiations or discussions concerning, any transaction involving the sale of the business or assets (other than in the ordinary course of business) of either of the Sellers, or any of the capital stock of either of the Sellers, or any merger, consolidation, business combination or similar transaction involving the Sellers.

6.8      Remediation of the Property.
         ---------------------------

(a)      Subject to and effective upon delivery of consent in accordance with
Section 6.8(c) below, at the Closing, Industries will assign to Buyer all of Industries' rights and benefits under Sections 13.c., 13.d. and 13.e. of the Contract For Purchase and Sale of Real Property made and entered into as of December 12, 1995 by and between Industries and Susan Bates, Inc. (the "1995 Contract"), a true and complete copy of which is attached hereto as Exhibit C.

(b)      Subject to and effective upon delivery of consent in accordance with
Section 6.8(c) below, at the Closing, Industries will assign to Buyer all of Industries' rights and benefits under Section 22 of the 1995 Contract, including without limitation of the foregoing, the Guarantee of performance of Susan Bates, Inc.'s obligations by Coats Viyella (North America), Inc.

(c) As a condition to closing, Industries shall deliver to Buyer evidence of written consent to the assignment of Industries' rights and benefits in accordance with this Section 6.8, given under and in accordance with Section 20 of the 1995 Contract, by Susan Bates, Inc. for itself and for Coats Viyella (North America), Inc., or any successor thereto. The consent shall be in substantially the form attached hereto as Exhibit D.

(d) Buyer shall assume and perform all of Industries' obligations to Susan Bates, Inc. and to its affiliates and other Indemnified Persons under Section 13.f. of the 1995 Contract solely with respect to Contamination which occurs at or on the Property after the transfer of title thereto to Buyer under this Agreement pursuant to an assumption agreement, substantially in the form attached hereto as Exhibit E (the "Contract Assumption Agreement").

(e) Buyer shall assume all obligations of Industries under Section 13.h. of the 1995 Contract concerning Susan Bates, Inc.'s performance of its remedial obligations pursuant to the Contract Assumption Agreement.

(f) Industries shall execute such filings with the Connecticut Department of Environmental Protection, as may be required under the laws of the State of Connecticut relating to the transfer of the Property to Buyer, including paying all Transfer Act and other filing fees in connection with such filings.

(g) Industries has obtained a Covenant Not to Sue from the Connecticut Department of Environmental Protection, a true, complete and correct copy of which is attached hereto as Exhibit F. At Buyer's request, Industries shall provide all reasonable assistance to Buyer to obtain a Covenant Not to Sue in accordance therewith from the Connecticut Department of Environmental Protection for itself or any other person.

(h) Sellers or Shareholder shall perform or pay for any necessary remediation caused by the disposal (which disposal shall not include leaching or migration of Hazardous Materials disposed before Industries' acquisition of the Property) of Hazardous Materials onto the Property between the date of Industries' acquisition of the Property and the Closing Date.

         6.9 Intellicard Warranty Claims. Notwithstanding Section 2.7(f), after the Closing Date, Buyer shall satisfy all Intellicard Warranty Claims made by any person. In the event that Buyer is notified of any Intellicard Warranty Claims, Buyer will investigate the validity of the Intellicard Warranty Claims in substantially the same manner that it investigates its warranty claims. Within twenty (20) days after an Intellicard Warranty Claim is made, Buyer shall provide Sellers with a written statement setting forth the type of Intellicard Warranty Claim made and Buyer's estimate of the costs and expenses to be incurred by Buyer in connection with satisfying such Intellicard Warranty Claim. Within twenty (20) days of receipt by Sellers of such statement, Sellers shall indicate, in writing, their agreement or disagreement with the validity of the Intellicard Warranty Claims and/or Buyer's estimate. If Sellers do not object to Buyer's statement, within twenty (20) days following satisfaction of such Intellicard Warranty Claim and delivery by Buyer to Sellers of an invoice therefor in reasonable detail with respect to each Intellicard Warranty Claim, Sellers will pay Buyer an amount equal to all reasonable costs and expenses incurred by Buyer in satisfying such Intellicard Warranty Claim up to the amount specified in Buyer's statement. If Sellers do not agree with the validity of the Intellicard Warranty Claim or Buyer's estimate with respect to any Intellicard Warranty Claim, the obligation for satisfying such Intellicard Warranty Claim shall be the sole responsibility of Sellers. Sellers will use their commercially reasonable efforts to satisfy or otherwise deal in good faith with each Intellicard Warranty Claim which becomes their sole responsibility in accordance with the preceding sentence. Buyer will deal with and satisfy such Intellicard Warranty Claims in the same manner, including effort and cost levels, it uses to satisfy warranty claims incurred in its business and will use commercially reasonable efforts to mitigate the costs and expenses of satisfying such Intellicard Warranty Claims.

7.       Taxes.
         -----

         7.1 Pre-Closing Taxes. Sellers shall be solely responsible for all income and franchise taxes which are attributable to the operation of the Business solely for periods ending on or prior to the Closing Date, regardless of whether such taxes are due and payable after the Closing Date.

7.2      Post-Closing Taxes.  Buyer shall bear full responsibility for all
         ------------------
income and franchise taxes which are attributable to the operation of the Business solely for periods after the Closing Date.

7.3      Transfer Taxes.  All transfer,  documentary,  sales, and other similar
         --------------
taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Sellers; provided, however, that Sellers shall be responsible for the payment of any conveyance taxes payable to the State of Connecticut and the Town of Chester as a result of the transfer of the Property to Buyer as contemplated by this Agreement.

8.       Indemnification.
         ---------------

         8.1 Sellers' and Shareholder's Indemnity. Each of the Sellers and Shareholder, jointly and severally, shall indemnify, defend and hold Buyer, its officers, directors, agents and employees, and the heirs, successors and assigns of each of the foregoing (collectively, the "Buyer Indemnified Parties") harmless from, against and in respect of any and all Damages (as defined below) to the extent suffered or incurred by any of the Buyer Indemnified Parties by reason of any of the following:

(a) Sellers' and Shareholder's failure to pay, discharge or perform any of their respective liabilities or obligations other than the Assumed Liabilities, but including, without limitation, the Excluded Liabilities, provided, that this
Section 8.1(a) shall not apply to Environmental Matters, which are exclusively addressed in Section 8.1(b);

(b) (i) any violations of or noncompliance with any Environmental Law by either of the Sellers or Shareholder, or their respective agents, representatives, employees or affiliates on or prior to the Closing Date, (ii) any Environmental Compliance Liability existing as of the Closing Date or Environmental Condition, either of which arises out of conditions existing on or before the Closing Date (including, but not limited to, the continued leaching or migration of Hazardous Materials released onto the Property on or before the Closing Date), (iii) the transportation, storage or disposal of Hazardous Materials by or for either of the Sellers or Shareholder on or prior to the Closing Date or (iv) any failure of the persons referred to in Section 8.6(c) to pay, discharge or perform any of the obligations or liabilities under Section 13.c, 13.d, 13.e and 22 of the 1995 Contract; provided, however, that this
Section 8.1(b) shall not include any matters described in Section 8.2(c);

(c) the misrepresentation or breach by either of the Sellers or Shareholder of its representations or warranties set forth in this Agreement or in any of the Ancillary Agreements or in any Schedule or Exhibit hereto or to any Ancillary Agreement; and

(d) any other breach or non-fulfillment by either of the Sellers or Shareholder of any of its respective covenants or agreements set forth in this Agreement, in any Ancillary Agreement or in any Schedule or Exhibit hereto or to any Ancillary Agreement.

8.2      Buyer's  Indemnity.  Buyer  shall  indemnify,  defend and hold  Sellers
         ------------------
and Shareholder and their respective officers, directors, agents and employees, and the heirs, successors and assigns of each of the foregoing (collectively, the "Seller Indemnified Parties") harmless from, against and in respect of any and all Damages to the extent suffered or incurred by any of the Seller Indemnified Parties by reason of any of the following:

(a) Buyer's failure to pay, discharge or perform any of its liabilities or obligations constituting or with respect to the Assumed Liabilities; provided, that this Section 8.2(a) shall not apply to Environmental Matters, which are exclusively addressed in Section 8.2(c);

(b) Buyer's operation of the Business and use of the Purchased Assets after the Closing; provided, that this Section 8.2(b) shall not apply to Environmental Matters, which are exclusively addressed in Section 8.2(c);

(c) (i) any violations of or noncompliance with any Environmental Law by Buyer, its agents, representatives, employees or affiliates subsequent to the Closing Date, (ii) any Environmental Compliance Liability arising after Closing or Environmental Condition, either of which arises out of conditions arising after the Closing Date (but not including the continued leaching of Hazardous Materials released onto the Property on or before the Closing Date) and (iii) the transportation, storage or disposal of Hazardous Materials by or for Buyer subsequent to the Closing Date; provided, however, that this Section 8.2(c) shall not include any matters described in Section 8.1(b);

(d) the misrepresentation or breach by Buyer of its representations or warranties set forth in this Agreement or in any of the Ancillary Agreements or in any Schedule or Exhibit hereto or to any Ancillary Agreement; and

(e) Any other breach or non-fulfillment by Buyer of any of its covenants or agreements set forth in this Agreement, in any Ancillary Agreement or in any Schedule or Exhibit hereto or to any Ancillary Agreement.

8.3      Certain Definitions.  When used in this Article 8, the following
         -------------------
definitions shall apply:

(a)      Claims" shall mean Direct Claims and Third Party Claims.

(b) "Direct Claim" means any claim for indemnification under this Article 8 made by an Indemnitee against an Indemnitor, other than a Third Party Claim.

(c) "Damages" means any and all claims, government proceedings, causes of action, demands, judgments, losses, expenses, costs, liabilities and damages of any nature whatsoever (but subject to Section 8.6(d)), including, without limitation, costs and reasonable fees and expenses of counsel, accountants and other professionals incurred in connection with any of the foregoing (but not including costs and fees and expenses of counsel, accountants and other professionals incurred in connection with asserting a Claim).

(d) "Indemnitee" means any party who asserts a Claim for indemnification pursuant to this Article 8.

(e) "Indemnitor" means any party against whom an Indemnitee asserts a Claim for indemnification pursuant to this Article 8.

(f)      "Third Party Claim" means a claim for indemnification under this
Article 8 in connection with a claim or legal proceeding by a third party (including a government proceeding).

(g) "Environmental Compliance Liability" means any or all claims and/or demands by and/or liabilities to third parties including, but not limited to, governmental entities prior to or after Closing arising under any and all Environmental Laws, environmental permits, approvals, consents, stipulations, licenses, registrations, certificates and authorizations which are required by law, ordinance and regulation, and any and all environmental regulatory compliance requirements applicable to the Business or operations or the Property.

(h) "Environmental Conditions" means circumstances with respect to soil, surface waters, ground waters, stream sediment, air and similar environmental media, both on-site and off-site of the Property, that could or do require remedial action and/or that may or do result in claims and/or demands by and/or liabilities to third parties, including, but not limited to, governmental entities, and including, but not limited to, the presence or release of any Hazardous Materials, or any discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials, oil or petroleum or chemical liquids or solid, liquid or gaseous products on or in or emanating or originating from the Property, or any off-site transportation, treatment, storage or disposal of Hazardous Materials, or any failure by the Indemnitor to comply with the terms of any order, consent decree or agreement issued or entered into by any court or administrative body, by the United States Environmental Protection Agency (the "EPA"), the Connecticut Department of Environmental Protection or by any other federal, state or municipal department or agency having regulatory authority over Environmental Matters, with regard to any of the Property, contamination from the Property of property contiguous to the Property, or the Business.

8.4      Direct  Claims.  Whenever  any Direct  Claim shall arise under this
Article 8, the Indemnitee shall notify the Indemnitor in writing of the Direct Claim within sixty (60) days after the Indemnitee becomes aware of the Direct Claim's existence, specifying (to the extent known) the factual basis for the Direct Claim and the amount or an estimate (if known or reasonably determinable) of the Damages that may arise therefrom; provided, however, that the failure of the Indemnitee to so give such notice shall excuse the Indemnitor's obligation to indemnify to the extent that the Indemnitor asserts that it has suffered actual Damage or prejudice by reason of the Indemnitee's failure to give, or delay in giving, such notice, except to the extent the Indemnitee can demonstrate that the Indemnitor has not suffered actual Damage or prejudice by reason of the Indemnitee's failure to give, or delay in giving, such notice.

8.5      Third Party Claims.
         ------------------

(a) In the event of a Third Party Claim, the Indemnitee shall give the Indemnitor notice within sixty (60) days after the Indemnitee receives notice of the third party's claim underlying the Third Party Claim and shall specify (if known) the factual basis for the underlying third party's claim and the amount or an estimate (if known or reasonably determinable) of the Damages that may arise therefrom. In each such case, the Indemnitee agrees to give such notice to the Indemnitor promptly; provided, however, that the failure of the Indemnitee to so give such notice shall excuse the Indemnitor's obligation to indemnify to the extent that the Indemnitor asserts that it has suffered actual Damage or prejudice by reason of the Indemnitee's failure to give, or delay in giving, such notice, except to the extent the Indemnitee can demonstrate that the Indemnitor has not suffered actual Damage or prejudice by reason of the Indemnitee's failure to give, or delay in giving, such notice.

(b) The Indemnitor shall, within thirty (30) days of receipt of such notice (or such longer period as will not prejudice Indemnitee with respect to such Third Party Claim), notify the Indemnitee (i) whether or not the Indemnitor disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such Third Party Claim and (ii) if it does not dispute such liability, whether or not it desires to defend the Indemnitee against such Third Party Claim. In the event that the Indemnitor notifies the Indemnitee within such period that it accepts liability hereunder with respect thereto and agrees to defend the Indemnitee against such Third Party Claim, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings with counsel of its choice reasonably satisfactory to the Indemnitee and shall have the sole power to direct and control such defense, unless there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of any such Third Party Claim, in which case the Indemnitee shall be entitled to retain separate counsel at the Indemnitor's expense. If no such conflict exists, and the Indemnitee desires to participate in any such defense, it may do so at its sole cost and expense. The parties shall consult with each other and keep each other reasonably informed with respect to any Third Party Claim.

(c) The Indemnitee shall not settle, compromise or offer to settle or compromise a Third Party Claim without the consent of the Indemnitor (such consent not to be unreasonably withheld). The Indemnitor shall not, without the prior written consent of the Indemnitee (such consent not to be unreasonably withheld), settle, compromise or offer to settle or compromise any such Third Party Claim on a basis which would result in (i) the imposition of a consent, order, injunction or decree which would restrict the future activity or conduct of the Indemnitee's business or any subsidiary or affiliate thereof, or (ii) any admission of a violation of law.

(d) If any Third Party Claim is one that cannot by its nature be defended solely by Buyer (including, without limitation, any federal or state tax proceeding), then Sellers and Shareholder shall make available information and assistance reasonably required to defend such Third Party Claim.

8.6 Limitations of Indemnities. This Section 8.6 (including provisions that are expressed only as limitations of indemnification) shall apply to all claims of any party hereto to the extent set forth in this Section 8.6, whether asserted as Claims for indemnification or any other remedy (and including claims and remediation based in contract, tort, strict liability, statutory liability or any other theory of liability other than actual fraud) and, for this purpose, references to Claims under a provision enumerated or referred to below (whether by inclusion or exclusion) shall include claims made and remedies sought with respect to a matter contemplated by, or which relates to the subject matter of, that provision, whatever the basis or theory of liability asserted, and such claims and remedies shall be subject to the limitations applicable to that enumerated or referenced provision:

                  (a) (i) No payment shall be made by the Sellers and Shareholder based upon any Claim of any of the Buyer Indemnified Parties under
Section 8.1(b) (excluding Section 8.1(b)(iv)),  8.1(c) or 8.1(d) (in the case of
Section 8.1(d), only to the extent the Claim relates to a breach of any covenant or agreement to be performed prior to the Closing), or with respect to any Claim of the Buyer Indemnified Parties with respect to Intellicard Warranty Claims, until the amount of Damages suffered or incurred by the Buyer Indemnified

Parties with respect to such Claims of the Buyer Indemnified Parties taken as a whole (after deducting insurance proceeds and third party recoveries paid to or for the benefit of any of the Buyer Indemnified Parties) shall total, in the aggregate, two hundred fifty thousand dollars ($250,000) (the "Seller Minimum Damages"), in which event only the amount of such Damages suffered or incurred by the Buyer Indemnified Parties taken as a whole in excess of the Seller Minimum Damages (after deducting any insurance proceeds and third party recoveries paid to or for the benefit of any of the Buyer Indemnified Parties) shall be paid in accordance with the terms of this Article 8; provided, however, that the foregoing Seller Minimum Damages provision shall not apply to (A) tax liabilities, (B) Sellers' or Shareholder's liability for the Bates Liabilities (as defined below) or pursuant to Section 8.1(b)(iv) or (C) any Claim arising out of a breach of the representation and warranty set forth in Section 4.1 (other than the last sentence thereof).

(ii) No payment shall be made by Buyer based upon any Claim of any of the Seller Indemnified Parties under Sections 8.2(d) or 8.2(e) (in the case of Section 8.2(e), only to the extent the Claim relates to a breach of any covenant or agreement to be performed prior to the Closing), until the amount of Damages suffered or incurred by the Seller Indemnified Parties with respect to such Claims of the Seller Indemnified Parties taken as a whole (after deducting insurance proceeds and third party recoveries paid to or for the benefit of any of the Seller Indemnified Parties) shall total, in the aggregate, two hundred fifty thousand dollars ($250,000) (the "Buyer Minimum Damages"), in which event only the amount of such Damages suffered or incurred by the Seller Indemnified Parties taken as a whole in excess of the Buyer Minimum Damages (after deducting any insurance proceeds and third party recoveries paid to or for the benefit of any of the Seller Indemnified Parties) shall be paid in accordance with the terms of this Article 8.

(iii) The maximum liability of Shareholder and Sellers (in the aggregate) under this Article 8 with respect to Claims under Sections 8.1(b) (excluding Section 8.1(b)(iv)), 8.1(c), 8.1(d) and with respect to any Claim with respect to Intellicard Warranty Claims (in the case of Section 8.1(d), only to the extent the Claim relates to a breach of any covenant or agreement to be performed prior to the Closing) shall be limited to four million dollars ($4,000,000) (the "Seller Maximum Damages"); provided, however, that the foregoing Seller Maximum Damages limitation shall not apply to (A) Sellers' or Shareholder's liability for the Bates Liabilities or pursuant to Section 8.1(b)(iv), or (B) any Claim arising out of a breach of the representation and warranty set forth in Section 4.1 (other than the last sentence thereof).

(iv)     The maximum liability of Buyer (in the aggregate) under this
Article 8 with respect to Claims under Section 8.2(c), 8.2(d) or 8.2(e) (in the case of Section 8.2(e), only to the extent the Claim relates to a breach of any covenant or agreement to be performed prior to the Closing) shall be limited to four million dollars ($4,000,000).

(b) The parties' respective obligations to indemnify each other under this Article 8 hereof shall expire on the following dates:

(i) the expiration of the applicable statute of limitations period, with respect to all Claims relating to taxes or tax liabilities;

(ii) with respect to Claims relating to the Bates Liabilities, the later of December 21, 2005 or (B) the date on which both of the following events have occurred: (1) Buyer has received a Covenant Not to Sue from the Commissioner of the Connecticut Department of Environmental Protection (the "Commissioner") for the Property, and (2) the Property has been remediated in accordance with the Remediation Standards (as defined in the 1995 Contract) and such remediation has been approved in writing by the Commissioner or verified by a Licensed Environmental Professional pursuant to Connecticut law. Clause (B)(1) above shall be inapplicable, and only clause (B)(2) above shall be required for the expiration of the parties' respective obligations to indemnify each other pursuant to this Section 8.6(b)(ii), if Buyer does not file, within twelve (12) months of the Closing Date, an application for a Covenant Not to Sue with respect to the Property and diligently and expeditiously pursue obtaining such a covenant.

(iii) the fifth (5th) anniversary of the Closing Date, with respect to all Claims involving Environmental Matters, other than those described in clause
(ii) above; and

(iv) the 18-month anniversary of the Closing Date, with respect to all other matters;

provided, that the foregoing limitations in this paragraph (b) shall not apply to any Claim for breach of a covenant or agreement contained herein or in any of the Ancillary Agreements to be performed subsequent to the Closing Date or for any Claim arising out of a breach of the representation and warranty set forth in Section 4.1 (other than the last sentence thereof).

(c) (i) Notwithstanding any other provision of this Agreement, Buyer shall seek to exhaust its remedies for indemnification for those matters which Susan Bates, Inc. is obligated to indemnify under Section 13.c of the 1995 Contract, and remediation obligations which Susan Bates, Inc. is obligated to perform pursuant to Section 13.e. of the 1995 Contract (the "Bates Liabilities") from Susan Bates, Inc., Coats Viyella (North America), Inc. or (A) their successors by merger, consolidation or other statutory business combination, and (B) persons who assume the obligations to perform the Bates Liabilities if Buyer has or acquires actual knowledge of such assumption at any time from any source, before seeking indemnification for Claims suffered or incurred by reason of the Bates Liabilities or pursuant to Section 8.1(b)(iv) from Sellers.

(ii) When Buyer seeks indemnification or remediation as contemplated by clause (i) of this paragraph (c) (other than from Sellers) during the period contemplated by Section 8.6(b)(ii), it shall notify Sellers and the Escrow Agent of this claim. If Buyer provides such notification, it shall, until the claim made in such notice is resolved, constitute a Notice of Claim (as such term is defined in the Indemnity Escrow Agreement) under the Indemnity Escrow Agreement for the sole purpose of deferring the release to Sellers of escrow funds in the amount of such Claim and the period during which a Notice of Claim may be given shall be extended until sixty (60) days following exhaustion of remedies with respect to such claim.

(iii) For purposes of this Section 8.6(c), "exhaustion of remedies" with respect to a claim means (A) Buyer has obtained a final, non-appealable judgment against Susan Bates, Inc. and Coats Viyella (North America), Inc. and their successors for such claim which remains unsatisfied for thirty (30) days, (B) bankruptcy or insolvency proceedings of Susan Bates, Inc. and Coats Viyella (North America), Inc. and their successors pending while such claim is being asserted (excluding any involuntary proceeding which is dismissed within 120 days), (C) the dissolution of Susan Bates, Inc., Coats Viyella (North America), Inc. and the successors thereto and the distribution outside of the United States of all or substantially all of the assets of such entities or (D) the termination of all United States operations by the foregoing entities and the distribution outside of the United States of all or substantially all of the assets of such entities.

(d) Notwithstanding anything to the contrary in this Agreement or in any Ancillary Agreement, in no event will any party be liable for any lost profits, exemplary, indirect, special, punitive or consequential damages of any nature arising out of or in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, regardless of whether based in contract, tort, strict liability, statutory liability or any other theory of liability (other than punitive damages to third parties for which any Indemnitee becomes liable, which shall be indemnifiable Damages, to the extent within the scope and limitations of the indemnities provided in this Article 8).

(e) Subject to the terms and conditions of the Indemnity Escrow Agreement, all Claims of any of the Buyer Indemnified Parties for indemnification pursuant to this Agreement shall be satisfied out of the Escrow Amount and only after all of the Escrow Amount shall have been utilized to satisfy such Claims will the Buyer be entitled to recover funds in satisfaction of indemnification Claims from Sellers or Shareholder.

(f) Any amount which is finally determined to be payable by an Indemnitor to an Indemnitee under this Article 8 shall bear interest from the later of (i) the date on which the Indemnitee pays the amount giving rise to the Claim and
(ii) the date on which the  Indemnitee  gives notice with respect  thereto under
Section 8.5 to the date on which the Indemnitor makes payment to the Indemnitee at an annual rate equal to the Prime Rate plus 2% per annum.

8.7      Exclusive Remedy.  With respect to any liability of Sellers for matters
         ----------------
covered by the Bates Liabilities, the indemnification provided by this Article 8 shall be the Buyer Indemnified Parties' exclusive remedy for any matter, notwithstanding whether a claim with respect to such matter is based on or could be asserted under another theory of liability, including, without limitation, contract, tort, strict liability, statutory liability or any other theory of liability other than actual fraud.

9.       Closing Conditions.
         ------------------

9.1      Conditions to Sellers' Obligations.  The obligations of Sellers to
         ----------------------------------
consummate the transactions provided for herein are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions; provided that Sellers shall have the right to waive any such condition, and the parties hereto agree that the Closing of this Agreement constitutes a waiver by Sellers of any such condition and of any claim or right relating to the subject matter of any such condition:

(a)      Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

(b)      Consents.
         --------

(i) All consents, approvals and waivers from governmental authorities and other third parties listed on Schedule 9.2(b) shall have been obtained.

(ii) The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

(c)      No Governmental Proceedings or Litigation.  No action, suit or
         -----------------------------------------
proceeding before any court or governmental body shall have been instituted (and be pending) by any governmental authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the transactions contemplated hereunder shall be in effect.

(d)      Certificates.  Buyer will furnish Sellers with such certificates of its
         ------------
officers and others to evidence compliance with the conditions set forth in this
Article 9 as may be reasonably requested by Sellers.

(e)      Corporate Documents. Sellers shall have received resolutions adopted by
         -------------------
the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

(f)      Approval of Shareholder's Shareholders. The shareholders of Shareholder
         --------------------------------------
shall  have  approved  the  transactions   contemplated  by  this  Agreement  in
accordance with applicable law.

(g)      Opinion of Counsel.  Buyer shall deliver an opinion of its counsel in
         ------------------
favor of Sellers and Shareholder substantially in the form attached hereto as Exhibit G.

(h)      Indemnity Escrow Agreement.  Buyer shall have delivered the Indemnity
         --------------------------
Escrow Agreement, duly executed by Buyer.

(i)      Contract Assumption Agreement.  Buyer shall have delivered the Contract
         -----------------------------
Assumption Agreement.

9.2      Conditions to Buyer's Obligations.  The obligations of Buyer to
         ---------------------------------
consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions; provided that Buyer shall have the right to waive any such condition, and the parties hereto agree that the closing of this Agreement constitutes a waiver by Buyer of any such condition and of any claim or right relating to the subject matter of any such condition.

(a)      Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of Sellers and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Sellers and Shareholder shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

(b)      Consents.
         --------

(i) All consents, approvals and waivers from governmental authorities and other parties listed on Schedule 9.2(b) shall have been obtained.

(ii) The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

(iii) Sellers shall have delivered to Buyer evidence of written consent to the assignment of Industries' rights given under and in accordance with Section 20 of the 1995 Contract by Susan Bates, Inc. for itself and for Coats Viyella (North America), Inc., or any successor thereto, as required by Section 6.8(c) above.

(c)      No Governmental Proceedings or Litigation. No action, suit or
         -----------------------------------------
proceeding before any court or governmental body shall have been instituted (and be pending) by any governmental authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the transactions contemplated hereunder shall be in effect.

(d)      Certificates.  Sellers will furnish Buyer with such certificates of its
         ------------
officers and others to evidence compliance with the conditions set forth in this
Article 9 as may be reasonably requested by Buyer.

(e)      Corporate Documents.  Buyer shall have received from Sellers and
         -------------------
Shareholder, resolutions adopted by the board of directors of Sellers approving this Agreement and the transactions contemplated hereby, certified by Sellers' and Shareholder's corporate secretary.

(f)      Approval of Shareholder's Shareholders. The shareholders of Shareholder
         --------------------------------------
shall  have  approved  the  transactions   contemplated  by  this  Agreement  in
accordance with applicable law.

(g)      Material Adverse Change. Since the date of this Agreement, the Business
         -----------------------
shall not have suffered a Material Adverse Effect.

(h)      Noncompetition Agreement.  Sellers and Shareholder shall have executed
         ------------------------
and delivered to Buyer a Noncompetition Agreement substantially in the form attached as Exhibit H.

(i)      Deed.  Sellers shall deliver to Buyer a warranty deed, in the form of
         ----
Exhibit I attached hereto, conveying good and marketable title to the Property to Buyer, free and clear of any Lien of any nature other than the Permitted Real Estate Encumbrances.

(j)      Occupancy.  Sellers shall deliver to Buyer possession of the Property,
         ---------
free from all tenants, occupants and users.

(k)      Non-Foreign Certificate. Sellers shall deliver to Buyer a "non-foreign"
         -----------------------
certificate as required by Section 1445 of the Code.

(l) Opinion of Counsel. Sellers and Shareholder shall deliver an opinion of their counsel in favor of Buyer substantially in the form attached hereto as Exhibit J.

(m)      Indemnity Escrow Agreement.  Sellers shall have delivered the Indemnity
         --------------------------
Escrow Agreement, duly executed by Sellers.

(n)      Assignment of Intellectual Property Rights.  ellers shall have executed
         ------------------------------------------
and delivered assignments in form and substance reasonably satisfactory to Buyer with respect to the Intellectual Property Rights set forth on Schedule 1.1, including all goodwill associated therewith.

(o)      Contract Assumption Agreement.  Sellers and Shareholder shall have
         -----------------------------
delivered the Contract Assumption Agreement.

10.      Closing Documents.
         -----------------

10.1     Provided by Buyer.
         -----------------

(a)      Funds.  Wire transfer of the full amount of the Purchase Price as set
         -----
forth in Section 3.2;

(b)      Assumptions.  An executed Assumption Agreement in the form attached
         -----------
hereto as Exhibit K.

(c)      Secretary's Certificates.  All resolutions of the Board of Directors of
         ------------------------
Buyer authorizing the transactions contemplated by this Agreement, certified by the Secretary of Buyer.

10.2     Provided by Sellers.
         -------------------

(a)      Assignments and Bills of Sale.  An executed Bill of Sale and Assignment
         -----------------------------
in the form attached hereto as Exhibit L.

(b)      Secretary's Certificates.  All resolutions of the Board of Directors of
         ------------------------
Sellers and Shareholder and of the Shareholder as the sole shareholder of Sellers authorizing the transactions contemplated by this Agreement, certified by the Secretary of Sellers and Shareholder.

11.      Conduct of Business Prior to the Closing.  Each of the Sellers jointly
         ----------------------------------------
and severally agrees that, after the date hereof and prior to the Closing Date, Sellers shall operate the Business and maintain the Property in the ordinary course of business consistent with past practice. Sellers shall not, without the prior written consent of Buyer: (a) sell inventory other than in the ordinary course of business and consistent with past practice; (b) enter into contracts, other than in the ordinary course of business consistent with past practice and other than contracts which do not exceed $50,000 or which cannot be performed within one year; (c) discharge or satisfy any material Lien or pay any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (d) mortgage, pledge or subject to Lien any of the Purchased Assets or agree to do so; (e) sell or transfer or agree to sell or transfer any of the Purchased Assets, or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business consistent with past practice;
(f) directly or indirectly increase the compensation payable or to become payable by either of the Sellers to any employee of any of the Sellers over the compensation being paid to them as of the date hereof, except for increases in the ordinary course of business consistent with past practice; (g) terminate any contract, agreement, license or other instrument to which either of the Sellers is a party, other than in the ordinary course of business consistent with past practice; (h) through negotiation or otherwise, make any commitment or incur any liability or obligation to any labor organization other than in the ordinary course of business consistent with past practice; (i) make or agree to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any shareholder, director, officer, employee or agent; (j) terminate any employee or directly or indirectly pay or make a commitment to pay any severance or termination pay to any employee or agent except in the ordinary course of business consistent with past practice (or except for termination for cause);
(k) offer or extend more favorable prices, discounts or allowances than were offered or extended in the ordinary course of business consistent with past practice (except as reasonably required by competitive conditions); (l) incur any expense or make capital expenditures or commitments therefor in excess of $10,000, except for repairs and maintenance in the ordinary course of business consistent with past practice; or (m) declare or pay any dividend or make any other distribution other than in cash in respect of Sellers' capital stock or purchase, acquire or redeem other than for cash any shares of the capital stock of Sellers.

11.      [Intentionally Omitted.]

12.      Termination.
         -----------

13.1     Termination Events.  This Agreement may, by notice given prior to or at
         ------------------
the Closing, be terminated:

(a) (i) by Buyer if any of the conditions in Section 9.2 is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section

9.1 is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

(b)      by mutual consent of Buyer and Sellers; or

(c) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 2000, or such later date as the parties may agree upon.

13.2     Effect of Termination.  If this Agreement is terminated pursuant to
         ---------------------
Section 13.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.1 and 14.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

13.      Miscellaneous.

14.1     Successors and Assigns. Except as otherwise provided in this Agreement,
         ----------------------
no party hereto shall assign this Agreement or any rights or obligations hereunder (including by operation of law) without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Prior to the Closing, Buyer may designate certain affiliates of Buyer as the transferee of certain of the Purchased Assets to be acquired hereunder, provided that no such designation or transfer shall relieve Buyer of any of its obligations hereunder.

14.2     Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws of the State of New York.

14.3     Expenses.  Sellers, Shareholder and Buyer will pay their respective
         --------
costs and expenses, including the expenses of their accounting and legal representatives, in connection with the origin, negotiation, execution and performance of this Agreement.

14.4     Severability.  If any part or provision of this Agreement shall be
         ------------
determined to be invalid or unenforceable by a court of competent jurisdiction or any other legally constituted body having jurisdiction to make such determination, such part or provision shall be valid and enforceable to the maximum extent permitted by law and the remaining provisions of this Agreement shall be fully effective.

14.5     Brokers' and Finders' Fees. Each of the parties represents and warrants
         --------------------------
that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except that Buyer has engaged McFarlan Dewey & Co. and shall be solely responsible for all fees and expenses thereof.

14.6     Notices.  All notices, requests, demands and other communications under
         -------
this  Agreement  shall be in writing and shall be deemed to have been duly given
(i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (iv) on the fifth
(5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to any Seller or

Shareholder:      PubliCARD, Inc.
                  620 Fifth Avenue
                  7th Floor
                  New York, New York  10020

                  Attn:  Jan-Erik Rottinghuis
                  Telephone:  (212) 489-8083
                  Facsimile:  (212) 307-5781

Copy to:          Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue

                  New York, NY  10022
                  Attention:  Joel I. Greenberg, Esq.
                  Telephone:  (212) 836-8201
                  Facsimile:  (212) 836-8211

If to Buyer:      The Eastern Company
                  112 Bridge Street
                  P.O. Box 460
                  Naugatuck, CT  06770
                  Telephone:  (203) 727-2255
                  Facsimile:  (203) 723-8653
                  Attention:  John Sullivan

Copy to:          Reid and Riege P.C.
                  One State Street
                  Hartford, Connecticut  06103
                  Telephone:  (860) 278-1150
                  Facsimile:  (860) 240-1002
                  Attention:  Robert M. Mule, Esq.

Any party may change its address for the purpose of this Section 14.6 by giving the other party notice of its new address in the manner set forth above.

14.7     Amendments; Waivers.  This Agreement may be amended, modified,
         -------------------
superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by written instrument executed by both parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

14.8     Entire Agreement.  This Agreement and the exhibits referred to herein
         ----------------
contain the entire agreement of the parties hereto with respect to the sale and purchase of the Purchased Assets and the other transactions contemplated herein, and any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto. All oral or written agreements, statements, representations, warranties, and understandings made or entered into by the parties prior to or contemporaneously with the execution of this Agreement are hereby rendered null and void and are merged herewith.

14.9     Further Matters.  Each party agrees to execute such further instruments
         ---------------
of assignment and transfer and to perform such additional acts as are necessary to consummate the transactions contemplated by this Agreement.

14.10    Parties in Interest.  Nothing in this Agreement is intended to confer,
         -------------------
or confers, any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to, or does, relieve or discharge the obligations or liability of any third persons to any party to this Agreement. No provision of this Agreement shall give any third persons any right of subrogation or action over or against any party to this Agreement.

14.11    Survival. The representations, warranties and covenants of the parties
         --------
set forth herein shall survive the Closing date of this Agreement for the periods set forth in Section 8.6 hereof.

14.12    Section and Paragraph Headings.  The section and paragraph headings in
         ------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.13    Counterparts.  This Agreement may be executed in several counterparts
         ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 SHAREHOLDER:
                                 PubliCARD, Inc.


                                 By:
                                    Title:


                                 SELLERS:

                                 Greenwald Industries, Inc.

                                 By:
                                    Title:


                                 Greenwald Intellicard, Inc.

                                 By:
                                    Title:


                                 BUYER:

                                 The Eastern Company

                                 By:
                                    Title:


                                TABLE OF CONTENTS

                                                                                                                Page

1.       Interpretation...........................................................................................1
         1.1      Definitions.....................................................................................1

2.       Sale of Assets and Assumption of Liabilities.............................................................2
         2.1      Assets Sold and Retained........................................................................2
                  (a)      Assets Purchased.......................................................................3
                  (b)      Assets Excluded........................................................................4
                  (c)      Transfers of Personal Property Leases, Real Property Lease and Contracts...............5
                  (d)      Transfer of Know-How...................................................................5
         2.2      Assignment of Intellectual Property Rights......................................................5
         2.3      Risk of Loss....................................................................................5
         2.4      "As Is" Condition...............................................................................5
         2.5      Assumption of Contractual Rights and Obligations Related Thereto................................5
         2.6      Assumption of Certain Liabilities by Buyer......................................................6
         2.7      All Other Liabilities Excluded..................................................................7

3.       Purchase Price; Payment; Adjustment......................................................................8
         3.1      Purchase Price..................................................................................8
                  (a)      Price..................................................................................8
                  (b)      Allocation.............................................................................8
         3.2      Payment of Purchase Price.......................................................................8
         3.3      Adjustment to and Payment of the Balance of the Purchase Price..................................9
         3.4      Closing Date...................................................................................10
         3.5      Waiver of Bulk Transfer Provisions.............................................................10

4.       Representations and Warranties of Sellers and Shareholder...............................................11
         4.1      Title to and Condition of Assets...............................................................11
         4.2      Organization and Qualification.................................................................11
         4.3      Power and Authority............................................................................11
         4.4      Approvals and Consents; Noncontravention.......................................................11
         4.5      Tax Returns; Withholdings......................................................................12
         4.6      Compliance with Laws...........................................................................12
         4.7      Litigation.....................................................................................12
         4.8      Financial Statements...........................................................................12
         4.9      Absence of Undisclosed Liabilities.............................................................13
         4.10     Personnel......................................................................................13
                  (a)      Compensation Increases................................................................13
                  (b)      Compensation and Benefit Plans........................................................13
         4.11     Contracts and Other Agreements.................................................................14
         4.12     Employment.....................................................................................14
         4.13     Intellectual Property Rights...................................................................15
         4.14     Insurance Policies.............................................................................15



         4.15     Environmental Matters..........................................................................15
                  (a)      Definitions...........................................................................15
                  (b)      Environmental Representations and Warranties of Sellers and Shareholder...............16
         4.16     Absence of Certain Changes.....................................................................16
         4.17     Purchased Assets Complete......................................................................17
         4.18     Real Property..................................................................................17

5.       Representations and Warranties of Buyer.................................................................17
         5.1      Organization and Qualification.................................................................17
         5.2      Power and Authority............................................................................17
         5.3      Approvals and Consents; Noncontravention.......................................................17
         5.4      Financial Capacity to Close....................................................................18

6.       Covenants...............................................................................................18
         6.1      Publicity......................................................................................18
         6.2      Retention of and Access to Books and Records...................................................18
         6.3      HSR Act........................................................................................19
         6.4      Covenants of Sellers and Shareholder...........................................................19
                  (a)      Sellers' 401(k) Plan..................................................................19
                  (b)      Name..................................................................................19
                  (c)      Cooperation with Respect to Accounts..................................................19
         6.5      Covenants of Buyer.............................................................................19
                  (a)      Employment............................................................................20
                  (b)      Buyer's 401(k) Plan...................................................................20
         6.6      Access Prior to Closing........................................................................20
         6.7      No Negotiation.................................................................................20
         6.8      Remediation of the Property....................................................................20
         6.9      Intellicard Warranty Claims....................................................................21

7.       Taxes...................................................................................................22
         7.1      Pre-Closing Taxes..............................................................................22
         7.2      Post-Closing Taxes.............................................................................22
         7.3      Transfer Taxes.................................................................................22

8.       Indemnification.........................................................................................22
         8.1      Sellers' and Shareholder's Indemnity...........................................................22
         8.2      Buyer's Indemnity..............................................................................23
         8.3      Certain Definitions............................................................................24
         8.4      Direct Claims..................................................................................25
         8.5      Third Party Claims.............................................................................25
         8.6      Limitations of Indemnities.....................................................................26
         8.7      Exclusive Remedy...............................................................................29

9.       Closing Conditions......................................................................................29
         9.1      Conditions to Sellers' Obligations.............................................................29
                  (a)      Representations, Warranties and Covenants.............................................29


                  (b)      Consents..............................................................................29
                  (c)      No Governmental Proceedings or Litigation.............................................30
                  (d)      Certificates..........................................................................30
                  (e)      Corporate Documents...................................................................30
                  (f)      Approval of Shareholder's Shareholders................................................30
                  (g)      Opinion of Counsel....................................................................30
                  (h)      Indemnity Escrow Agreement............................................................30
                  (i)      Contract Assumption Agreement.........................................................30
         9.2      Conditions to Buyer's Obligations..............................................................30
                  (a)      Representations, Warranties and Covenants.............................................30
                  (b)      Consents..............................................................................31
                  (c)      No Governmental Proceedings or Litigation.............................................31
                  (d)      Certificates..........................................................................31
                  (e)      Corporate Documents...................................................................31
                  (f)      Approval of Shareholder's Shareholders................................................31
                  (g)      Material Adverse Change...............................................................31
                  (h)      Noncompetition Agreement..............................................................31
                  (i)      Deed..................................................................................31
                  (j)      Occupancy.............................................................................32
                  (k)      Non-Foreign Certificate...............................................................32
                  (l)      Opinion of Counsel....................................................................32
                  (m)      Indemnity Escrow Agreement............................................................32
                  (n)      Assignment of Intellectual Property Rights............................................32
                  (o)      Contract Assumption Agreement.........................................................32

10.      Closing Documents.......................................................................................32
         10.1     Provided by Buyer..............................................................................32
                  (a)      Funds.................................................................................32
                  (b)      Assumptions...........................................................................32
                  (c)      Secretary's Certificates..............................................................32
         10.2     Provided by Sellers............................................................................32
                  (a)      Assignments and Bills of Sale.........................................................32
                  (b)      Secretary's Certificates..............................................................32

11.      Conduct of Business Prior to the Closing................................................................32

12.      [Intentionally Omitted.]................................................................................33

13.      Termination.............................................................................................33
         13.1     Termination Events.............................................................................33
         13.2     Effect of Termination..........................................................................34

14.      Miscellaneous...........................................................................................34
         14.1     Successors and Assigns.........................................................................34
         14.2     Governing Law..................................................................................34
         14.3     Expenses.......................................................................................34
         14.4     Severability...................................................................................34


         14.5     Brokers' and Finders' Fees.....................................................................34
         14.6     Notices........................................................................................34
         14.7     Amendments; Waivers............................................................................35
         14.8     Entire Agreement...............................................................................36
         14.9     Further Matters................................................................................36
         14.10    Parties in Interest............................................................................36
         14.11    Survival.......................................................................................36
         14.12    Section and Paragraph Headings.................................................................36
         14.13    Counterparts...................................................................................36



                                                                      Exhibit 10



                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") is entered into this 28th day of June, 2000, by and between THE EASTERN COMPANY, a Connecticut corporation, having its chief executive office at 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460 (hereinafter referred to as "Borrower"), and FLEET NATIONAL BANK f/k/a BankBoston, N.A., a national banking association organized and existing under the laws of the United States of America, having a banking office at 157 Church Street, 26th Floor, New Haven, Connecticut 06510 (hereinafter referred to as "Lender").

                              W I T N E S S E T H :

         WHEREAS, Borrower has requested that Lender lend to Borrower the sum of $25,000,000.00 (hereinafter referred to as the "Term Loan") and, in addition, make available for Borrower revolving credit loans and commercial and standby letters of credit from time to time in the aggregate amount of up to $20,000,000.00 (such revolving credit loans being hereinafter referred to as the "Revolving Credit Loan"; and such commercial and standby letters of credit being hereinafter collectively referred to as "Letters of Credit" and individually referred to as a "Letter of Credit"), and Lender is willing to agree to Borrower's requests on the terms and conditions and in reliance upon the representations and warranties of Borrower hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.     DEFINITIONS

                As used herein the following terms shall have the following meanings:

                (a) "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by, or under common control with another Person. A Person shall be conclusively deemed to be in control of or to be controlled by another Person if it holds 30% or more of the outstanding equity interest in such other person or such other person holds 30% or more of its outstanding equity interest. As used herein the term "equity interest" in the case of a corporation shall mean the outstanding shares of such corporation having voting power to elect a majority of its Board of Directors, whether or not at the time the holders of any other class or classes of securities of such corporation shall or might have such voting power by reason of the happening of any contingency;

                (b) "Business Day" shall mean and refer to any day other than Saturday, Sunday or any other day on which commercial banks in Connecticut are authorized or required to close under the laws of the State of Connecticut, and whenever such day relates to a Eurodollar Loan, a day on which dealings in U.S. Dollar deposits are also carried out in the London interbank market;

                (c) "Consolidated Subsidiaries" shall refer to the Subsidiaries of Borrower described on Exhibit A attached hereto and made a part hereof, and the term "Consolidated Subsidiary" shall refer to any one of them;

                (d) "Debt" shall mean at any time, without duplication, (i) all items (except items of capital stock, capital surplus and retained earnings) which in accordance with generally accepted accounting principles would be included in determining total consolidated liabilities of Borrower and the Consolidated Subsidiaries as shown on the liability side of a consolidated balance sheet of Borrower and the Consolidated Subsidiaries as at the date on which Debt is to be determined; (ii) all Subordinated Debt; (iii) all obligations secured by any lien to which any property or asset owned by Borrower and/or the Consolidated Subsidiaries is subject, whether or not the obligation secured thereby shall have been assumed by Borrower and/or the Consolidated Subsidiaries; (iv) the face amount of all outstanding letters of credit issued for the account of Borrower (including any letters of credit issued pursuant to the terms hereof) and/or the Consolidated Subsidiaries and, without duplication, all drafts drawn thereunder and not yet reimbursed; and (v) lease obligations of Borrower and/or the Consolidated Subsidiaries which, in accordance with generally accepted accounting principles, should be capitalized;

                (e) "Debt Service" shall mean for any period, the sum of (i) Interest Expense, (ii) Principal Amortization and (iii) scheduled payments by Borrower and/or the Consolidated Subsidiaries on account of capitalized leases;

                (f) "Debt Service Coverage Ratio" shall mean for any period, the ratio of Operating Cash Flow to Debt Service;

                (g) "EBITDA" shall mean for any period, an amount equal to Borrower's and the Consolidated Subsidiaries' consolidated net earnings (or loss) for such period, plus the sum of (i) Interest Expense of Borrower and the Consolidated Subsidiaries, (ii) Federal, state and local income and franchise tax expense of Borrower and the Consolidated Subsidiaries, and (iii) depreciation and amortization of Borrower and the Consolidated Subsidiaries, each to the extent deducted in determining such consolidated net earnings (or loss);

                (h) "Environmental Laws" shall mean any and all applicable foreign, Federal, state and local statutes, laws, regulations, rules, ordinances, orders, guidances, policies or common law (whether now existing or hereafter enacted or promulgated) pertaining to the environment, of any and all Federal, state or local governments and governmental and quasi-governmental agencies, bureaus, subdivisions, commissions or departments which may now or hereafter have jurisdiction over Borrower and the Consolidated Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Substances, chemical substances, pollutants or contaminants.

                Without limiting the generality of the foregoing, the term "Environmental Laws" shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time:
Federal Occupational Safety and Health Act ("OSHA"); the Clean Air Act ("CAA"); the Toxic Substances Control Act ("TSCA"); the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Clean Water Act ("CWA"); the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 ("RCRA"); the Hazardous Materials Transportation Act; and all applicable Environmental Laws of each state and municipality in which Borrower and the Consolidated Subsidiaries conduct business or locate assets and all rules and regulations thereunder and amendments thereto and all similar state and local laws, rules and regulations;

                (i) "Eurodollar Loan" shall mean any Revolving Credit Loan or portion of the Term Loan bearing interest determined with reference to LIBOR;

                (j) "Event of Default" shall mean the existence of a state of facts under the provisions of Paragraph 8 of this Agreement which by the passage of time, or giving of notice, or both, would constitute an Event of Default and which permits Lender to declare the Term Loan and the Revolving Credit Loan due and payable in their entireties;

                (k) "Fixed Charge Coverage Ratio" shall mean for any period, the ratio of (i) Operating Cash Flow minus permitted dividends actually paid by Borrower during such period, to (ii) Debt Service;

                (l) "Funded Debt" shall mean for any period, the total amount of aggregate indebtedness for borrowed money owed as of such date of determination by Borrower and the Consolidated Subsidiaries to Lender or any other Person (including obligations on account of capitalized leases);

                (m) "Greenwald Asset Purchase Agreement" shall mean and refer to that certain Asset Purchase Agreement dated as of June 20, 2000, by and among Borrower, as buyer, Greenwald Industries, Inc. and Greenwald Intellicard, Inc., each a Delaware corporation, as sellers, and PubliCARD, Inc., a Pennsylvania corporation, together with all exhibits and schedules thereto, and all amendments, modifications and renewals thereof;

                (n) "Guaranties" shall mean the irrevocable, unconditional continuing guaranties of payment and performance of the Obligations of even date herewith, executed by each of the Guarantors in favor of Lender, and the term "Guaranty" shall mean any one of the Guaranties;

                (o) "Guarantors" shall mean collectively each of the Consolidated Subsidiaries;

                (p) "Hazardous  Substances"  shall mean any chemical, compound, material, mixture or substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "Hazardous Waste", "Hazardous Material" or "Hazardous Substance" or "Toxic Substance" or "Pollutant" or "Contaminant" under any present or future applicable Federal, state or local law or under the rules and regulations adopted or promulgated pursuant thereto, including, without limitation, the Environmental Laws; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political division thereof to the extent any of the foregoing has or had jurisdiction over Borrower and the Consolidated Subsidiaries; (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PBCs"); or (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any federal, state or local governmental body, instrumentality or agency;

                (q) "Interbank Offered Rate" shall mean the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Lender by first-class banks in the London interbank market in which it regularly participates on or about 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Term Loan or Revolving Credit Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period;

                (r) "Interest Expense" shall mean for any period all amounts accrued by Borrower and the Consolidated Subsidiaries, whether as interest, late charges, service fees, or other charge for money borrowed, on account of or in connection with Borrower's and the Consolidated Subsidiaries' indebtedness for money borrowed from the Lender or any other Person which is a lending or financial institution or with respect to which Borrower and the Consolidated

Subsidiaries or any of their respective properties are liable by assumption, operation of law or otherwise, including, without limitation, any leases which are required, in accordance with generally accepted accounting principles, to be carried as a liability on Borrower's and the Consolidated Subsidiaries' consolidated balance sheet;

                (s) "Interest Period" shall mean with respect to either the Term Loan or the Revolving Credit Loan, the period commencing on the date of the making or continuation of or conversion to such Prime Rate Loan or Eurodollar Loan, as the case may be, and ending 30, 60, 90 or 180 days thereafter, as Borrower may elect in the applicable Notice of Borrowing or Conversion; provided, however, that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, and (ii) any Interest Period that would otherwise extend beyond the maturity date of the Term Loan or the Revolving Credit Loan, as the case may be, shall end on such maturity date;

                (t) "Interest Rate Swap Contract" shall mean any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing;

                (u) "Letter of Credit Facility" shall mean and refer to the Letters of Credit now or hereafter issued by Lender for the account of Borrower, as more fully described in Paragraph 3I hereof;

                (v) "LIBOR" shall mean, as applicable to a Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Eurodollar Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Business Days preceding the first day of such Eurodollar Loan: provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Business Days prior to the beginning of such interest period.

If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Eurodollar Loan which are offered by four major banks in the London interbank marked at approximately 11:00 a.m. London time, on the day that is two (2) London Business Days preceding the first day of such Eurodollar Loan as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to lending European banks for a period of time comparable to such Eurodollar Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Business days preceding the first day of such Eurodollar Loan. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a Eurodollar Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve system shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basis, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D;

                (w) "LIBOR Rate" shall mean and refer to a rate of interest per annum equal to LIBOR for the particular Interest Period plus the applicable LIBOR Rate Margin for each of the Term Loan and the Revolving Credit Loan;

                (x) "LIBOR Rate Margin" shall mean the applicable margin in excess of the LIBOR Rate in connection with any Eurodollar Loan. The initial LIBOR Rate Margin shall be one and three-quarters percent (1.75%) for the Term Loan, and one and one-half percent (1.50%) for the Revolving Credit Loan. The applicable LIBOR Rate Margin may be decreased (or increased), as appropriate, on a quarterly basis, commencing after Lender has received the December 31, 2000 consolidated audited year-end financial statements of Borrower and the Consolidated Subsidiaries, and shall continue (if applicable) on a quarterly basis thereafter for the period beginning five (5) Business Days after the day on which the consolidated financial statements and compliance certificates required by subparagraphs (d)(iii) and (iv) of Paragraph 5 with respect to Borrower's and the Consolidated Subsidiaries' quarterly periods are actually delivered by Borrower to Lender and ending on the date that the next such quarterly consolidated financial statements are actually delivered by Borrower to Lender, to the percentages set forth in the chart below if Borrower achieves the ratio of Funded Debt to EBITDA set forth below as of the end of such preceding quarterly period (for purposes hereof, EBITDA shall be calculated on a rolling four (4) quarter basis):



     Ratio of Funded Debt           LIBOR Rate Margin                                LIBOR Rate Margin
           to EBITDA                  for Term Loan                             for Revolving Credit Loan
           ---------                  -------------                             -------------------------

Greater than 2.25 to 1.0           Two percent (2.0%)                           One and three quarters percent (1.75%)

Greater than 1.75 to 1.0           One and three-quarters percent (1.75%)       One and one-half percent  (1.50%)
but less than or equal to
2.25 to 1.0

Greater  than 1.0 to 1.0 but       One and six-tenths percent (1.60%)           One and thirty-five  hundredths percent  (1.35%)
less than or equal to
1.75 to  1.0

Less than 1.0 to 1.0               One and  one-half percent (1.50%)            One and one-quarter percent (1.25%)

                (y) "Lien" shall mean any mortgage, deed of trust, lien, pledge, assignment, security interest, encumbrance or any transfer intended as security, including, without limitation, any conditional sale or other title retention agreement;

                (z) "Loan Documents" shall mean collectively this Agreement, the Notes, the Guaranties and any other agreement, instrument or document whether now or hereafter executed and delivered to Lender in connection herewith, together with any renewals, extensions, modifications or amendments thereof;

                (aa) "Notes" shall mean the Term Note and the Revolving Credit Note, together with any and all renewals, modifications or amendments thereof;

                (bb) "Obligations" shall mean the Term Loan, the Revolving Credit Loan and the Letter of Credit Facility, together with interest thereon, and any and all other liabilities and obligations of whatever nature of Borrower to Lender (including, without limitation, the obligations of Borrower to Lender under and in connection with any Interest Rate Swap Contract), no matter how or when arising and whether under the Loan Documents, or under any other agreements, guarantees, instruments or documents, past, present or future, and the amount due on any notes, or other obligations of Borrower given to, received by or held by Lender (including, without limitation, overdrafts or any debt, liability or obligation of Borrower to others which Lender may obtain by assignment or otherwise) for or on account of any of the foregoing, whether, in each case, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising;

                (cc) "Operating Cash Flow" shall mean for any period an amount equal to the sum of Borrower's and the Consolidated Subsidiaries' EBITDA for such period, less the sum of the following items in such period, (i) Federal, state and local income and franchise taxes paid by Borrower and the Consolidated Subsidiaries or required to be paid by Borrower and the Consolidated
Subsidiaries; and (ii) all internally-funded expenditures of Borrower and the Consolidated Subsidiaries for fixed assets which are required to be capitalized by Borrower and the Consolidated Subsidiaries in accordance with generally accepted accounting principles;

                (dd) "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity;

                (ee) "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by Lender or its successors at its head office as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer;

                (ff) "Prime Rate Loan" shall mean any Revolving Credit Loan or portion of the Term Loan bearing interest determined with reference to the Prime Rate;

                (gg) "Prime Rate Margin" shall mean the applicable margin in excess of the Prime Rate in connection with any Prime Rate Loan. The initial Prime Rate Margin shall be one-quarter of one percent (.25%) for each of the Term Loan and the Revolving Credit Loan. The applicable Prime Rate Margin may be decreased (or increased), as appropriate, on a quarterly basis, commencing after Lender has received the December 31, 2000 consolidated audited year-end financial statements of Borrower and the Consolidated Subsidiaries, and shall continue (if applicable) on a quarterly basis thereafter for the period beginning five (5) Business Days after the day on which the consolidated financial statements and compliance certificates required by subparagraphs
(d)(iii) and (iv) of Paragraph 5 with respect to Borrower's and the Consolidated Subsidiaries' quarterly periods are actually delivered by Borrower to Lender and ending on the date that the next such quarterly consolidated financial statements are actually delivered by Borrower to Lender, to the percentages set forth in the chart below if Borrower achieves the ratio of Funded Debt to EBITDA set forth as of the end of such preceding quarterly period (for purposes hereof, EBITDA shall be calculated on a rolling four (4) quarter basis):


     Ratio of Funded Debt                  Prime Rate Margin                      Prime Rate Margin
            to EBITDA                         for Term Loan                    for Revolving Credit Loan
           ---------                         -------------                    -------------------------
Greater than 2.25 to 1.0         One-half of one percent (.50%)          One-quarter of one percent (.25%)
Greater than 1.75 to 1.0 but     One-quarter of one percent (.25%)       Fifteen hundredths of one percent
less than or equal to 2.25 to                                            (.15%)
1.0
Greater than 1.0 to 1.0 but      Fifteen-hundredths of one percent       Zero percent (0%)
less than or equal to 1.75 to    (.15%)
1.0
Less than 1.0 to 1.0             Zero percent (0%)                       Zero percent (0%)


                (hh) "Principal Amortization" shall mean for any period all amounts which Borrower and the Consolidated Subsidiaries is required to pay (whether regularly scheduled or as a result of a default and acceleration and whether or not actually paid by Borrower and the Consolidated Subsidiaries) in reduction of Borrower's and the Consolidated Subsidiaries' indebtedness referred to in the definition of Interest Expense, as required by the documents relating to such indebtedness;

                (ii) "Subordinated Debt" shall mean at any time, obligations of Borrower and the Consolidated Subsidiaries for money borrowed by them from any third Person which has been subordinated in favor of the Lender by such Person to the repayment of the Obligations by virtue of a subordination agreement executed and delivered to Lender, in form and content satisfactory to the Lender;

                (jj) "Subsidiary" shall mean a corporation (with respect to another corporation) of which more than 30% of the outstanding stock having voting power to elect a majority of its Board of Directors (whether or not at the time the holders of any other class or classes of securities of such corporation shall or might have such voting power by reason of the happening of any contingency) is at any time directly or indirectly owned by another corporation or an Affiliate of any such other corporation; and

                (kk)  "Tangible  Net  Worth"  shall  mean  as  at  the  date  of determination, the excess, if any, of Borrower's and the Consolidated Subsidiaries' consolidated assets, excluding intangible assets such as goodwill, licenses and patents and further excluding any amounts owed to Borrower by any Affiliates of Borrower, whether in the form of Accounts, notes or other forms of payment, minus the sum of (i) Borrower's and the Consolidated Subsidiaries' consolidated liabilities (other than Subordinated Debt), plus (ii) any write-up in the value of assets occurring after the date hereof, such assets and liabilities to be determined in accordance with generally accepted accounting principles.

         2.     REPRESENTATIONS AND WARRANTIES
                ------------------------------

                Borrower represents and warrants to Lender that:

                (a) The audited consolidated financial statements of Borrower and the Consolidated Subsidiaries, dated as of December 31, 1999, prepared by Borrower's independent certified public accountants and heretofore delivered to Lender, present fairly, in all material respects, the consolidated position of Borrower and the Consolidated Subsidiaries and the consolidated results of their operations and their cash flows as of such date, in conformity with generally accepted accounting principles, there has not been any material adverse change in the financial condition of Borrower or the Consolidated Subsidiaries since the date thereof, and Borrower and the Consolidated Subsidiaries have no liabilities, fixed or contingent, which are not fully shown or provided for in said financial statements as of the date thereof except (i) obligations to perform after such date under contracts, purchase orders and other commitments incurred in the ordinary course of business, and (ii) obligations of the Borrower and the Consolidated Subsidiaries created after such date;

                (b) Borrower is a corporation duly organized and validly existing under the laws of the State of Connecticut with all the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted;

                (c)  There  is no  judgment,  decree  or  order  outstanding  or litigation or governmental proceeding or investigation pending, or, to Borrower's knowledge, threatened against Borrower which might have a material adverse effect upon Borrower's position, financial, operating or otherwise, and Borrower has filed all tax returns and reports required to be filed by Borrower with the United States government and all state and local governments and has paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports;

                (d) The Loan Documents are each valid, legal and binding upon Borrower and enforceable in accordance with their respective terms, and the execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action of Borrower;

                (e) The execution and delivery of the Loan Documents, the consummation of the transactions contemplated therein and the fulfillment of or compliance with the terms and provisions of the Loan Documents: (i) will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement, instrument or other undertaking to which Borrower is a party or by which Borrower is bound; (ii) do not constitute a default thereunder or under any of them; (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower's property or assets pursuant to the terms of any such agreement, instrument or other undertaking; (iv) do not require the consent or approval of any governmental body, agency or authority and will not violate the provisions of any laws or regulations of any governmental instrumentality applicable to Borrower; and (v) are within Borrower's powers, and are not in contravention of any provisions of its Certificate of Incorporation or of its By-Laws. Borrower is not in default under any material agreement, indenture, mortgage, deed of trust, or any other agreement or any court order or other order issued by any governmental regulatory authority to which Borrower is a party or by which Borrower may be bound;

                (f) Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by Borrower and any Consolidated Subsidiary pursuant to the terms hereof or the other Loan Documents will not, at the time the same is furnished, contain any untrue statement of a material fact and, when taken as a whole, will not omit to state a material fact necessary in order to make the information so furnished, in light of the circumstances under which such information is furnished, not misleading;

                (g) Borrower and each Consolidated Subsidiary is in compliance with all laws, ordinances, rules or regulations, applicable to it, of all Federal, state or local governments or any instrumentality or agency thereof, including, without limitation, the Employee Retirement Income Security Act ("ERISA"), the United States Occupational Safety and Health Act ("OSHA") and all Federal, state and municipal laws, ordinances, rules and regulations relating to the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), except where the failure to comply by Borrower or such Consolidated Subsidiary would not have a material adverse effect on the financial or operating condition of Borrower or such Consolidated Subsidiary when taken as a whole;

                (h) Other than the Consolidated Subsidiaries, Borrower has no Subsidiaries and has not invested in the stock, common or preferred, of any other corporation, and there are not fixed, contingent or other obligations on the part of Borrower to issue any additional shares of its capital stock;

                (i) Neither Borrower nor any of the Consolidated Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction (including any restriction set forth in its Certificate of Incorporation) materially and adversely affecting its operations, business, properties or financial condition;

                (j) Except as disclosed in the Greenwald Asset Purchase Agreement, Borrower and each of the Consolidated Subsidiaries possesses all the trademarks, trade names, copyrights, patents, licenses and governmental permits, licenses, orders and approvals, or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict of the rights or claimed rights of others, and no action or filing with or consent by, any Person or any governmental or public body or authority, is required to authorize or is otherwise required in connection with the conduct of Borrower's or any of the Consolidated Subsidiaries' respective businesses as now and presently proposed to be conducted;

                (k) The fair salable value of the consolidated assets of Borrower and the Consolidated Subsidiaries exceeds and will, immediately following the making and funding of the Term Loan and the Revolving Credit Loan, exceed its total consolidated liabilities (including, without limitation, contingent liabilities). The fair salable value of the consolidated assets of Borrower and the Consolidated Subsidiaries is and will, immediately following the making and funding of the Term Loan and the Revolving Credit Loan, be greater than Borrower's and the Consolidated Subsidiaries' probable consolidated liabilities (including, without limitation, contingent liabilities) on their consolidated debts as such debts become absolute and matured. Borrower's and the

Consolidated Subsidiaries' consolidated assets do not and, immediately following the making and funding of the Term Loan and the Revolving Credit Loan, will not constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted. Neither Borrower nor any Consolidated Subsidiary intends to, nor does it believe that it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and such Consolidated
Subsidiary and the amounts to be payable on or in respect of obligations of Borrower and such Consolidated Subsidiary);

                (l) The name or trademark (if applicable and disclosed) of Borrower has not changed during the immediately preceding six (6) years; Borrower has conducted and currently conducts its business solely in its own name without the use of a trade name or the intervention of or through any other entity of any kind;

                (m) (i) No fact, including but not limited to any "reportable event", as that term is defined in Section 4043 of ERISA, exists in connection with any pension or other employee benefit plans (hereinafter collectively referred to as the "Plans" and individually as the "Plan") of Borrower or any of the Consolidated Subsidiaries (collectively, the "Companies") under Sections 414(b), (c), (m), (n) and (o) of the Internal Revenue Code of 1986, as amended (the "Revenue Code"), which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation (the "PBGC"), or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. A list of all of the Companies' respective Plans are attached hereto as Exhibit D and made a part hereof;

                    (ii)     No "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Revenue Code exists or will exist upon the execution and delivery of this Agreement and the other Loan Documents, or the performance by the parties hereto or thereto of their respective duties and obligations hereunder and thereunder;

                    (iii) Each of the Companies agrees to do all acts, including, but not limited to, making all contributions necessary to maintain compliance with ERISA and the Revenue Code, and agrees not to terminate any such Plan in a manner or do so or fail to do any act which could result in the imposition of a lien on any of its properties pursuant to Section 4068 of ERISA;

                    (iv) None of the Companies sponsors or maintains, and has never contributed to, and has not incurred any withdrawal liability under a "multi-employer plan" as defined in Section 3 of ERISA and none of the Companies has any written or verbal commitment of any kind to establish, maintain or contribute to any "multi-employer plan" under the Multi-Employer Pension Plan Amendment Act of 1980;

                    (v) None of the Companies has any unfunded liability in contravention of ERISA and the Revenue Code;

                    (vi) Any Plan complies currently, and has complied in the past, both as to form and operation, with its terms and with provisions of the Revenue Code and ERISA, and all applicable regulations thereunder and all rules issued by the Internal Revenue Service, U.S. Department of Labor and the PBGC and as such, is and remains a "qualified" Plan under the Revenue Code;

                    (vii) No actions, suits or claims are pending (other than routine claims for benefits) against any Plan, or the assets of any such Plan;

                    (viii) The Companies have performed all obligations required to be performed by it or them under any Plan and the Companies are not in default, or in violation of any Plan, and have no knowledge of any such default or violation by any other party to any and all Plans;

                    (ix) No liability has been incurred by any of the Companies to the PBGC or to participants or beneficiaries on account of any termination of a Plan subject to Title IV of ERISA, no notice of intent to terminate a Plan has been filed by (or on behalf of) any of the Companies pursuant to Section 4041 of ERISA and no proceeding has been commenced by the PBGC pursuant to Section 4042 of ERISA; and

                (o) Borrower's counsel, Reid and Riege, P.C., has provided a letter dated June 26, 2000 to Lender's counsel, Carmody & Torrance LLP, describing the environmental investigation status of the real property located in Chester, Connecticut being purchased by Borrower pursuant to the Greenwald Asset Purchase Agreement (the "Environmental Investigation Status Letter"), a copy of which Environmental Investigation Status Letter is attached hereto as Exhibit E. Except as disclosed in the Environmental Investigation Status Letter:

                    (i) Borrower and each Consolidated Subsidiary has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. Borrower and each Consolidated Subsidiary is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                    (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrower or any Consolidated Subsidiary to have any permit, license or authorization required in connection with the conduct of Borrower's or such Consolidated Subsidiary's business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances;

                    (iii) No oral or written notification of a Release of a Hazardous Material has been filed by or against Borrower or any Consolidated Subsidiary and no property now or previously owned, leased or used by Debtor or any Consolidated Subsidiary is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Liability Inventory of Sites or National Priorities List under CERCLA, as amended, or on any similar state or federal list of sites requiring investigation or clean-up;

                    (iv) There are no Liens arising under or pursuant to any Environmental Laws on any of the property or properties owned, leased or used by Borrower or any Consolidated Subsidiary, and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which Borrower or any Consolidated Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Substances at any property owned by it in any deed to such property; and

                    (v) Neither Borrower or any Consolidated Subsidiary nor, to the best knowledge of Borrower or any Consolidated Subsidiary, any previous owner, tenant, occupant or user of any property owned, leased or used by Borrower or any Consolidated Subsidiary, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Substances on, under, or in or about such property, or (ii) transported or had transported any Hazardous Substances to such property except to the extent such Hazardous Substances are raw products commonly used in day-to-day manufacturing operations of such property and, in such case, in compliance with, all Environmental Laws; (iii) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal facility as that term is defined in 40 CFR 264 and 265, (iv) engaged in or permitted any operations or activities which would cause any of its properties to become subject to The Connecticut Transfer Act, Section 22a-134 et seq., C.G.S., or (v) constructed, stored or otherwise located Hazardous Substances on, under, in or about any such property except to the extent commonly used in day-to-day operations of any such property and, in such case, in compliance with all Environmental Laws. Further, to the best knowledge of Borrower and each Consolidated Subsidiary, no Hazardous Substances have migrated from other properties upon, about or beneath any such property;

                (p) Neither Borrower nor any Consolidated Subsidiary is a party to any collective bargaining or union agreement except as set forth on Exhibit F attached hereto and made a part hereof. Such union contracts are in full force and effect and are not currently subject to renegotiation. Borrower and each Consolidated Subsidiary is in full compliance with the terms and conditions of all such union contracts and knows of no threatened work stoppage by any union members;

                (q) Borrower shall use the proceeds of the Term Loan to repay in full the outstanding balance of that certain term loan in the original principal amount of $8,500,000.00 made by BankBoston, N.A. to Borrower (which term loan is now owned and held by Lender) and to fund a portion of Borrower's acquisition of substantially all of the real and personal property assets of Greenwald Industries, Inc. and Greenwald Intellicard, Inc. pursuant to the terms and conditions of the Greenwald Asset Purchase Agreement (the "Greenwald
Acquisition"), and Borrower shall use the proceeds of the initial advance on account of the Revolving Credit Loan to fund a portion of the Greenwald
Acquisition and shall use subsequent advances thereunder to fund permitted acquisitions and capital expenditures and for general working capital purposes; and

                (r) All representations and warranties of Borrower and the Consolidated Subsidiaries contained herein shall survive the execution of this Agreement.

         3.     TERMS OF TERM LOAN, REVOLVING CREDIT LOAN AND LETTER OF CREDIT
                --------------------------------------------------------------
                FACILITY
                --------
                Pursuant to the terms of this Agreement, Lender will make the Term Loan to Borrower, will make advances to Borrower from time to time under the Revolving Credit Loan, and will issue Letters of Credit for the account of Borrower, upon the request of Borrower, upon the following terms and conditions:

                A.       Term Loan

                         (1)      The Term Loan shall be in the amount of Twenty
-Five Million Dollars ($25,000,000.00) and shall be evidenced by a promissory note dated the date hereof, in the original principal amount of $25,000,000.00, executed by Borrower and payable to the order of Lender, in the form of Exhibit B attached hereto and made a part hereof (herein referred to as the "Term Note"). The outstanding principal balance of the Term Loan shall bear interest at variable rate equal to, at Borrower's option, either: (a) the Prime Rate plus the applicable Prime Rate Margin with respect to a Prime Rate Loan, which rate shall change contemporaneously with any change in the Prime Rate, or (b) the LIBOR Rate with respect to a Eurodollar Loan. Interest shall be charged on the principal balance of the Term Loan from time to time outstanding on the basis of the actual number of days elapsed computed on the basis of a three hundred sixty
(360) day year; and

                         (2)      Interest accruing on the principal balance of
the Term Loan shall be payable quarterly and at maturity, on the first Business Day of each calendar quarter hereafter, commencing on October 2, 2000, with respect to any Prime Rate Loan, or on the earlier of: (a) the first Business Day of each calendar quarter hereafter, commencing on October 2, 2000, or (b) the last Business Day of each Interest Period and at maturity, with respect to any Eurodollar Loan. The principal balance of the Term Loan shall be paid on a quarterly basis over a five (5) year term commencing on October 2, 2000 and maturing on July 1, 2005, as more fully described in the Term Note. All payments received by Lender on account of the Term Loan shall be in lawful money of the United States of America and in immediately available funds, and shall be first applied by Lender first to outstanding accrued interest and then to outstanding principal.

                B.       Revolving Credit Loan

                         (1)      Borrower shall have the right, until the
termination of Lender's obligations to make advances on account of the Revolving Credit Loan as set forth in subparagraph (5) of this Paragraph 3B, to from time to time borrow, pay and reborrow on account of the Revolving Credit Loan and, until such termination, Lender shall make advances to Borrower on account of the Revolving Credit Loan as described herein. The principal amount of the Revolving Credit Loan, or such part thereof as may be from time to time outstanding, shall be in the maximum amount of up to Twenty Million Dollars ($20,000,000.00) and shall be evidenced by Borrower's promissory note, in the form of Exhibit C attached hereto and made a part hereof (herein referred to as the "Revolving Credit Note"), with appropriate insertions of dates and amounts. The maximum amount available to Borrower on account of the Revolving Credit Loan shall be reduced by the amount of the from time to time issued and outstanding Letters of Credit. The Revolving Credit Note shall be in the amount of $20,000,000.00 and, in the event Lender determines to increase the maximum principal amount of the Revolving Credit Loan and Borrower agrees thereto, Borrower shall immediately execute and deliver to Lender a further Revolving Credit Note to evidence such increase;

                         (2)      Each advance on account of the Revolving
Credit Loan shall bear interest at a rate per annum equal to, at Borrower's option, either: (A) the Prime Rate plus the applicable Prime Rate Margin with respect to a Prime Rate Loan, which rate shall change contemporaneously with any change in the Prime Rate, or (B) the LIBOR Rate with respect to a Eurodollar Loans. Interest shall be charged on the principal balance of the Revolving Credit Loan from time to time outstanding on the basis of actual number of days elapsed computed on the basis of a three hundred sixty (360) day year. Such interest shall be payable quarterly, on the first Business Day of each calendar quarter hereafter, commencing on October 2, 2000, with respect to Prime Rate Loans, and shall be payable for such Interest Period on the earlier of: (a) the first Business Day of each calendar quarter hereafter, commencing on October 2, 2000, or (b) the last Business Day of such Interest Period and when such Eurodollar Loan is due, with respect to Eurodollar Loans. All payments received by Lender on account of the Revolving Credit Loan shall be in lawful money of the United States of America and in immediately available funds, and shall be applied by Lender first to outstanding accrued interest and then to outstanding principal;

                         (3)      All advances on account of the Revolving
Credit Loans made by Lender to Borrower pursuant to this Paragraph 3B shall be recorded in an account on the books of Lender bearing Borrower's name
(hereinafter  called  "Borrower's  Account").  Lender  shall  render and send to

Borrower a monthly statement of Borrower's Account showing the outstanding aggregate principal balance of the Revolving Credit Loan, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Borrower's Account shall be considered correct in all respects, absent manifest error, and accepted by and be conclusively binding upon Borrower unless Borrower makes specific written objections thereto within thirty (30) days after the date the statement of Borrower's Account is sent;

                         (4)      In the event that the aggregate principal
amount of the Revolving Credit Loan outstanding at any one time exceeds the sum of $20,000,000.00, Borrower shall immediately pay to Lender an amount equal to or otherwise eliminate such excess;

                         (5)      The provisions of this Paragraph 3B shall
continue in effect until July 1, 2003 and from year to year thereafter, unless terminated as to future transactions by either party hereto giving not less than sixty (60) days written notice of termination prior to the end of any such one year period to the other party hereto; provided, however, that Lender may terminate the provisions of this Paragraph 3B at any time upon the happening of an Event of Default hereunder. Upon the effective date of such termination, Borrower shall immediately pay to Lender the then outstanding aggregate principal amount of the Revolving Credit Loan, together with interest accrued thereon to the date of payment. No such termination shall (i) in any way affect or impair the security interest granted to Lender hereunder or any other rights of Lender under any of the Loan Documents, arising prior to any such termination or by reason thereof, (ii) relieve Borrower of any obligation to Lender under any of the Loan Documents, or otherwise, until all the Obligations are fully paid and performed, or (iii) affect any right or remedy of Lender under any of the Loan Documents; and

                         (6)      Borrower shall pay to Lender, on the first
(1st) Business Day of each calendar quarter following the date hereof, commencing October 2, 2000, until the termination date of the Revolving Credit Loan (as described in Paragraph 3B(5) above) and on such termination date, a nonrefundable commitment fee for the calendar quarter (or portion thereof, as appropriate) immediately preceding such payment in an amount equal to one-quarter of one percent (.25%) per annum times the excess, if any, of (i) $20,000,000.00 minus (ii) the average daily outstanding principal amount of the Revolving Credit Loan plus the stated amount of any issued and outstanding Letters of Credit during such calendar quarter (or portion thereof, as appropriate). In the case of the first payment and last payment hereunder, if the immediately preceding period is less than a full calendar quarter, the commitment fee as so calculated shall be prorated by multiplying the same by a fraction, the denominator of which shall be 91 and the numerator of which shall be the actual number of days elapsed in such period.

                C.       Notice and Manner of Borrowing.
                         ------------------------------

                         (1)      Whenever Borrower desires to obtain or
continue a Prime Rate Loan or a Eurodollar Loan (collectively, a "Loan") hereunder or convert an outstanding Loan into a Loan of a different type provided for in this Agreement, Borrower shall notify Lender (which notice shall be irrevocable) by telex, telegraph or telephone (each a "Notice of Borrowing or Conversion") received no later than 2:00 p.m. (New Haven, Connecticut time) (a) on the date which the requested Loan is to be made or continued as or converted to a Prime Rate Loan, or (b) two (2) Business Days prior to the date which the requested Loan is to be made or continued as or converted to a Eurodollar Loan. Such notice shall specify (A) the effective date and amount of each Revolving Credit Loan or portion of the Term Loan to be continued or converted, (B) the interest rate option to be applicable thereto, and (C) the duration of the applicable Interest Period (Lender reserves the right to limit the duration of the Interest Period on any Eurodollar Loan to 30 days); and

                         (2)      Subject to the terms and conditions hereof,
Lender shall make each Revolving Credit Loan on the effective date specified therefor by crediting the amount of such Loan to Borrower's demand deposit account with Lender.

                D.       Payments Not at End of Interest Period. Borrower may
                         --------------------------------------
prepay a Eurodollar Loan only upon at least three (3) Business Days prior written notice to Lender (which notice shall be irrevocable), and any such prepayment shall occur only on he last day of the Interest Period for such Eurodollar Loan. Borrower shall pay to Lender, upon request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a Eurodollar Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a Eurodollar Loan on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a Eurodollar Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Lender a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon the payment of a Eurodollar Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower of the LIBOR Rate. If by reason of an Event of Default, Lender elects to declare the Notes to be immediately due and payable, then any yield maintenance fee with respect to a Eurodollar Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

                E.       Computation  of  Interest  and Fees.  Interest  and all
                         -----------------------------------
fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest and fees in connection with such payment.

                F.       Late Charges.  If the entire amount of any required
                         ------------
principal  and/or  interest  installment  payment is not paid in full within ten
(10) days after the same is due, Borrower shall pay to Lender a late fee equal to five percent (5%) of the required payment.

                G.       Default Rate of Interest.  Interest on the  Revolving
                         ------------------------
Credit Loan and the Term Loan, at all times after the occurrence of and during the continuation of an Event of Default, and interest on all payments of interest that are not paid when due, shall accrue at a default rate per annum equal to two percentage points (2%) above the Prime Rate, which rate shall change contemporaneously with any change in the Prime Rate.

                H.       Closing Fee.  Borrower shall pay to Lender, on the date
                         -----------
hereof and in immediately available funds, a fee in the amount of $49,000.00 in connection with the closing and initial funding of the Term Loan and the Revolving Credit Loan. Such fee shall be deemed earned in full by Lender on the date hereof.

                I.       Letter of Credit Facility.  Upon Borrower's request
                         -------------------------
therefor, Lender shall, from time to time so long as no Event of Default has occurred and is continuing as of such date of request, issue (i) standby Letters of Credit for the account of Borrower in an amount of up to $1,500,000.00, and
(ii) commercial Letters of Credit in an amount of up to $1,000,000.00, provided the aggregate amounts available to be drawn under such standby and commercial Letters of Credit (or actually drawn but not yet reimbursed by Borrower), together with the sum of all advances on account of the Revolving Credit Loan then outstanding, shall not exceed the sum of $20,000,000.00. Each such Letter of Credit issued by Lender for the account of Borrower and unreimbursed drafts drawn thereunder shall reduce the amount available to Borrower on account of the Revolving Credit Loan in an amount equal to the stated amount of such Letter of Credit so long as such Letter of Credit is outstanding or such draw unpaid. No Letter of Credit shall be issued by Lender for the account of Borrower which has an expiration date later than sixty (60) days prior to the termination date of the Revolving Credit Loan described in Paragraph 3(B)(5) above. Upon payment by

Lender under any Letter of Credit, any amount so paid shall be immediately due and payable by Borrower and Lender shall have the right to effect payment thereof, together with the payment of any fees, expenses and charges described below, immediately by a charge to Borrower's operating account maintained with Lender. Unless and until such charge to Borrower's operating account is made by Lender, the unreimbursed amount of any drawn Letter of Credit shall be considered an advance on account of the Revolving Credit Loan to satisfy Borrower's reimbursement obligation to Lender which shall bear interest at the default rate prescribed in Paragraph 3G above until paid in full by Borrower.

                Lender shall charge  Borrower  its  then-prevailing  fee for the issuance of such Letters of Credit, based upon the stated amount of each, which fee shall be payable by Borrower to Lender upon the issuance thereof. In the event that Borrower desires either a standby or a commercial Letter of Credit (subject to the dollar amount limitations set forth above), the documentation thereof shall consist of Lender's standard forms therefor and Borrower specifically acknowledges that (i) the reimbursement obligation of Borrower and any fee on account of such Letters of Credit shall be included in the Obligations; and (ii) the occurrence of an Event of Default hereunder shall constitute a default under the documentation relating to such Letters of Credit and shall entitle Lender to exercise its rights thereunder with respect to such default.

                J.       Foreign Exchange Contracts.  Borrower and Lender shall,
                         --------------------------
from time to time, enter into foreign exchange contracts and/or forward exchange contracts (including any such foreign exchange arrangements governed by an Interest Rate Swap Contract) upon terms and conditions acceptable to Lender.

                K.       Automated Clearinghouse Cash Management Arrangement.
                         ---------------------------------------------------
Borrower and Lender shall enter into Lender's form of Automated Clearinghouse Agreement which shall provide for provisional credit thereunder for the benefit of Borrower upon terms and conditions acceptable to Lender.

         4.     CAPITAL ADEQUACY PROVISIONS.
                ---------------------------

                (a) Illegality. Notwithstanding any other provisions herein, if any applicable law, regulation or directive, or any change therein or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain any Eurodollar Loans as contemplated by this Agreement: (a) the obligation of Lender to make Eurodollar Loans or to continue Eurodollar Loans as such and convert Prime Rate Loans to Eurodollar Loans shall forthwith be canceled, and (b) such Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically, without notice, to Prime Rate Loans on the respective last Business Days of the then current Interest Periods with respect thereto or within such earlier period as required by law. If any such conversion of a Eurodollar Loan is made on a day that is not the last Business Day of the then current Interest Period applicable thereto, Borrower shall pay to Lender such amount or amounts as may be required pursuant to Paragraph 3D hereof.

                (b) Increased Costs. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

                         (i)      subject Lender to any tax of any kind
whatsoever (except taxes on the overall net income of Lender) with respect to this Agreement, the Notes or any of the Loans made by it, or change the basis of taxation of payments to Lender in respect thereof (except for changes in the rate of tax on the overall net income of Lender);

                         (ii)     impose, modify or hold applicable any reserve,
premium, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, or its issuance of or participation in any letter of credit hereunder any office of any Lender, including, without limitation, pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

                         (iii)    in the opinion of Lender, cause the Notes, any
Loans or this Agreement to be included in any calculations used in the computation of regulatory capital standards; or

                         (iv)     impose on Lender any other condition; and the
result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any of the Loans or any part thereof or issuing or participating in any letter of credit by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any case, Borrower shall promptly pay to Lender, upon its demand, such additional amount as will compensate Lender for such additional costs or such reduction as the case may be (collectively, the "Additional Costs").

                (c) Basis for Determining LIBOR Rate Inadequate or Unfair. In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that (a) by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for determining LIBOR, or (b) U.S. Dollar deposits in the relevant amount and for the relevant maturity are no longer available to Lender in the interbank LIBOR market, or (c) the making or continuation of Eurodollar Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the Interbank LIBOR market, or (d) the LIBOR Rate will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Loans, or (e) the LIBOR Rate shall no longer represent the effective cost to Lender of U.S. Dollar deposits in the relevant market for deposits in which it regularly participates, Lender shall give Borrower notice of such determination as soon as practicable. If such notice is given (i) any requested Eurodollar Loan shall be made as a Prime Rate Loan, unless Borrower gives Lender three (3) Business Days' prior written notice that its request for such borrowing is canceled, (ii) any Prime Rate Loan that was to have been converted to a Eurodollar Loan shall be continued as a Prime Rate Loan, and (iii) any outstanding Eurodollar Loan shall be automatically converted, without notice, to a Prime Rate Loan effective on the last Business Day of the then current Interest Period applicable thereto. Until such notice has been withdrawn, no further Eurodollar Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Loans.

                (d) Indemnity. Borrower agrees to indemnify Lender and to hold Lender harmless from any loss (including any of the Additional Costs referred to in this Paragraph 4 and any lost profits) or expense that it may sustain or incur as a consequence of (a) a default by Borrower in the payment of the principal of or interest on any Eurodollar Loan, (b) the failure by Borrower to complete a borrowing of, conversion into or continuation of a Eurodollar Loan after notice thereof has been given, or (c) the making of a prepayment of a Eurodollar Loan on a day which is not the first Business Day of the then current Interest Period applicable thereto, including, but not limited to, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees, interest or other amounts payable to terminate the deposits from which such funds were obtained. Lender shall prepare a certificate as to any additional amounts payable to it pursuant to this Paragraph 4, which certificate shall be submitted by Lender to Borrower and shall, absent manifest error, be deemed conclusive.

                (e) Survival. The obligations and covenants of Borrower under this Paragraph 4 shall survive the termination of this Agreement and the full, final and indefeasible payment of the Term Loan and the Revolving Credit Loan and the other Obligations.

         5.     AFFIRMATIVE COVENANTS
                ---------------------

                Borrower covenants and agrees that, from the date hereof until the full payment of the Obligations, unless Lender otherwise agrees in writing, Borrower shall:

                (a) Maintain (i) a Debt Service  Coverage Ratio of not less than
1.5 to 1.0, tested at the end of each fiscal quarter of Borrower for the immediately preceding four (4) fiscal quarters; (ii) a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0, tested at the end of each fiscal quarter of Borrower for the immediately preceding four (4) fiscal quarters; (iii) a ratio of Funded Debt to EBITDA of not greater than 2.5 to 1.0, tested on a quarterly basis at the end of each fiscal quarter of Borrower, reducing to a ratio of not greater than 2.0 to 1.0 for the fiscal quarter ending December 31, 2001 and for each fiscal quarter thereafter (for purposes of this calculation, EBITDA shall be determined on a rolling four (4) quarter basis); and (iv) its Tangible Net

Worth in an amount of not less than $20,000,000.00, tested at the end of each fiscal quarter of Borrower, increasing for each fiscal year of Borrower hereafter, commencing with the fiscal year ending December 31, 2001, by an amount equal to the sum of (A) fifty percent (50%) of Borrower's consolidated net income for the preceding fiscal year plus (B) one hundred percent (100%) of the net proceeds received by Borrower from the sale of capital assets and/or capital stock by Borrower during the preceding fiscal year; each of the foregoing financial covenants to be determined in accordance with generally accepted accounting principles consistently applied from year to year and tested by Lender on a quarterly basis at the end of each fiscal quarter of Borrower hereafter, commencing with the fiscal quarter ending September 30, 2000;

                (b) Pay and discharge all taxes, general and special, charges and assessments, and other governmental obligations, which may have been or shall be levied, charged or assessed on or against Borrower, Borrower's property, or Borrower's income or profits before they become delinquent and pay and discharge on or before their due date any and all other lawful claims and demands whatsoever, including, without limitation, trade obligations;

                (c)      Maintain, at all times:

                         (i)      Insurance on Borrower's properties against
loss by fire and all available extended coverage risks in such amounts and with such insurers as may be reasonably satisfactory to Lender, which insurance shall by the terms of the policy provide that in the event of loss or damage, the proceeds thereof shall be first payable to Lender pursuant to a loss payee clause satisfactory to Lender. Lender shall have the right to apply the proceeds of any such insurance in reduction of the Obligations, whether or not then due and payable, in such manner as Lender in its sole discretion may determine, or to pay over to Borrower, at such times and in such amounts, such proceeds or part thereof, as Lender in its sole discretion may determine; and

                         (ii)     General public liability insurance against
claims for personal injury, death or property damage in such amounts as are reasonably satisfactory to Lender and Worker's Compensation insurance in statutory amounts with companies licensed to do business in the State of Connecticut or in other states where the Borrower's non-Connecticut facilities are located;

                (d)      Furnish to Lender:

                         (i)      Within one hundred twenty (120) calendar days
after the end of each of Borrower's and the Consolidated Subsidiaries' fiscal years following the date hereof, Borrower's and the Consolidated Subsidiaries' consolidated financial statements including Borrower's and the Consolidated Subsidiaries' consolidated balance sheet, statement of income, statement of capital/stockholders' equity, and statement of cash flows. Each of such financial statements shall set forth in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, including all supporting schedules, comments and notes; shall be audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Lender; and shall be prepared in accordance with generally accepted accounting principles consistently applied from year to year, including the fiscal year preceding that for which such statement is being furnished;

                         (ii)     Simultaneously with the delivery of the
consolidated financial statements required in clause (i) above, a written statement, addressed to Lender, of Borrower's independent certified public accountants referred to in clause (i) above, indicating that, in making the examination necessary for rendering their opinion, as required in clause (i) above, said accountants have obtained new knowledge of any default, whether or not cured at the time of such examination, in the performance of any obligation (including, without limitation, any affirmative or negative covenant) of Borrower or any Consolidated Subsidiary under any of the Loan Documents, or disclosing all such defaults of which they have obtained knowledge; provided, however, that in making their examination, such accountants shall not be required to go beyond the limited of generally accepted auditing standards;

                         (iii)    Within sixty (60) calendar days after the end
of each quarter following the date hereof, the unaudited balance sheet of Borrower and the Consolidated Subsidiaries as at the end of such period and the end of the corresponding period of the preceding fiscal year, and a consolidated statement of income and consolidated statement of cash flows (as applicable) of Borrower and the Consolidated Subsidiaries for the period between the end of the last fiscal year and the end of such period and for the corresponding period of the preceding fiscal year, certified by the chief financial officer of Borrower as fairly presenting the financial position of Borrower and the results of Borrower's and the Consolidated Subsidiaries' operations as at the end of each such period;

                         (iv)     Concurrently with the delivery of any and all
financial statements required by this Agreement, a certificate of the President, Treasurer or Vice President of Finance of Borrower (A) stating that (xx) to the best of his/her knowledge and belief, all taxes, assessments and charges levied upon Borrower which have become due have been paid, or specifying any such taxes, assessments or charges which have not been paid and stating why they remain unpaid; and (yy) to the best of his/her knowledge and belief, after reviewing each and every obligation of Borrower hereunder and under the other Loan Documents, Borrower is not in default in the performance of any of such obligations, or specifying each default of which the signer has knowledge and setting forth what action has been taken to cure any such default; and (B) demonstrating compliance with the covenants contained in Paragraph 5(a) above;

                         (v)      Within forty-five (45) days after the end of
each fiscal year of Borrower hereafter, a written forecast/projection of the financial operations of Borrower and the Consolidated Subsidiaries for the next fiscal year, in such form and containing such detail as Lender may reasonably request;

                         (vi)     In the event that Borrower is contemplating an
acquisition of all or substantially all of the assets or capital stock of another Person, a proforma covenant compliance certificate demonstrating Borrower's compliance, after giving effect to the contemplated acquisition, with the affirmative and negative covenants set forth herein;

                         (vii)    Promptly, upon the filing of same with the
Securities and Exchange Commission, copies of all annual reports, quarterly reports and statements and other materials filed with or issued by the Securities and Exchange Commission; and

                         (viii)   Promptly upon Lender's request therefor, such
other information relating to Borrower and the Consolidated Subsidiaries and Borrower's and the Consolidated Subsidiaries' affairs as Lender may from time to time reasonably request, including, without limitation, all reports, notices or statements sent to Borrower's shareholders by Borrower;

                (f) Allow Lender by or through any of its officers, agents, attorneys, or accountants designated by it (hereinafter "Examiners"), for the purpose of ascertaining whether or not the Loan Documents are being performed and for the purpose of examining Borrower's and the Consolidated Subsidiaries' respective records, to enter the offices and plants of Borrower and the Consolidated Subsidiaries to examine or inspect the properties, books and financial records of Borrower and the Consolidated Subsidiaries, to make and take away copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts of Borrower and the Consolidated Subsidiaries with Borrower and the Consolidated Subsidiaries all at such reasonable times and as often as Lender may reasonably request. The Lender and the Examiners shall maintain all information obtained by them in strict confidence and shall not disclose same to any third party (other than to bank regulators or examiners), unless compelled to do so by court order;

                (g) Pay to Lender, on demand, any and all expenses, including attorneys' fees, incurred or expended by Lender in preparation of the Loan Documents, in making or processing the Loans, in the collection or attempted collection of the Obligations and in protecting and/or enforcing the rights of Lender against Borrower under any of the Loan Documents;

                (h) Keep complete and accurate books and records pertaining to the Obligations and Borrower's and the Consolidated Subsidiaries' covenants under this Agreement;

                (i) Comply (and cause each of the  Consolidated  Subsidiaries to comply) with all laws, ordinances and rules and regulations applicable to Borrower and the Consolidated Subsidiaries of any Federal, state or local government or any instrumentality or agency thereof, including, without limitation, ERISA, OSHA, and Federal, state and municipal laws, ordinances, rules and regulations concerning the environment, including, without limitation, RCRA and CERCLA;

                (j) Promptly advise Lender of the happening of an Event of Default or the existence of a state of facts which by the passage of time, the giving of notice, or both, would constitute an Event of Default;

                (k) Maintain Borrower's primary operating and deposit accounts with Lender; and

                (l) Maintain in full force and effect an Interest Rate Swap Contract with Lender for an amount equal to at least $15,000,000.00 of the from time to time outstanding balance of the Term Loan.

         6.     NEGATIVE COVENANTS
                ------------------

                Borrower covenants and agrees that, from the date hereof until the full payment of the Obligations, unless Lender shall otherwise consent in writing, Borrower shall not:

                (a) Create, incur, assume or suffer to exist any Lien of any kind upon or defect in title to or restriction upon the use of any of Borrower's property or assets of any character, whether owned at the date hereof or hereafter acquired except:

                         (i)      Liens arising out of judgments or awards not
in excess of the aggregate sum of $100,000.00 in respect of which Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which Borrower shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided Borrower shall have set aside on its books adequate reserves with respect to such judgment or award;

                         (ii)     Liens for taxes, assessments or governmental
charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Paragraph 5(b) of this Agreement;

                         (iii)    Deposits or other Liens to secure payments of
workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                         (iv)     Inchoate mechanic's, workmen's, repairmen's,
warehousemen's, vendors' or carriers' liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such liens;

                         (v)      Liens in favor of General Electric Capital
Corporation on the machinery and equipment described on Exhibit G attached hereto and other Liens existing on the date hereof (which do not exceed the sum of $250,000.00 in the aggregate), but not the extension of coverage to other property, or the refunding or modification thereof in whole or in part, and the encumbrances on the Chester, Connecticut real property disclosed in the Greenwald Asset Purchase Agreement;

                         (vi)     Liens securing purchase money financing
permitted by Paragraph 6(d) below; and

                         (vii)    A future Lien in favor of the Connecticut
Development Authority or the State of Connecticut Department of Economic and Community Development on Borrower's fee interest in the real property located in Chester, Connecticut acquired by Borrower pursuant to the terms of the Greenwald Asset Purchase Agreement to secure a loan from such State agency in an amount not to exceed the sum of $4,000,000.00 (the "State Loan"), so long as one hundred percent (100%) of the proceeds of such State Loan received by Borrower are used by Borrower to make a mandatory pay down on the Term Loan to Lender;

                (b) Sell, transfer, assign, lease, or otherwise dispose of any of its properties or assets, or change the nature of its business, except for in the ordinary course of Borrower's business for adequate consideration;

                (c) Declare or pay any dividends or make any other distributions on any shares of its capital stock (other than dividends payable solely in such shares), or purchase, redeem, retire or otherwise acquire, directly or indirectly, any such shares; provided, however, that (i) so long as no Event of Default has occurred and is continuing or would result from the payment of such dividends by Borrower, Borrower shall be entitled to declare and make annual dividends, payable quarterly, and (ii) so long as no Event of Default has occurred and is continuing or would result from the repurchase or redemption by Borrower of its capital stock, Borrower shall be permitted to repurchase or redeem an amount of up to $1,500,000.00 of its capital stock during fiscal year 2000 and an amount of up to $1,000,000.00 of its capital stock during each fiscal year thereafter;

                (d) Create or assume any obligations for money borrowed from any Person other than Lender (other than the State Loan and the existing loans from General Electric Capital Corporation), in excess of the aggregate sum of $1,500,000.00 at any one time outstanding, and not incur any indebtedness for borrowed money (including purchase money indebtedness) in excess of the sum of $1,000,000.00 in any single transaction without the express prior written consent of Lender;

                (e) Endorse, guaranty, or become surety for the obligations of any third Person, except for the endorsement of checks in the ordinary course of business, and guaranties of the obligations of any Person (including any Consolidated Subsidiary) in excess of the aggregate amount of $500,000.00 at any one time outstanding;

                (f) Make any loans or advances, other than advances, not exceeding $500,000.00, in the aggregate at any one time outstanding, to its directors, officers, shareholders or employees for travel and other minor business expenses in the ordinary course of business;

                (g) Purchase or otherwise acquire any securities except obligations of the United States Government or certificates of deposit issued by a commercial bank having total assets of not less than $50,000,000.00, and an office in the State of Connecticut, provided that the same are pledged to and deposited with the Lender;

                (h) Enter into any transactions of any kind with any of its Affiliates upon terms that are less favorable to Borrower than terms that could be obtained elsewhere on an arm's length basis;

                (i) Enter into any merger or consolidation, or sell all or substantially all of Borrower's assets, or liquidate, dissolve or otherwise terminate or alter Borrower's existence, form or method of conducting Borrower's business;

                (j) Change its corporate name, adopt any trade names, or conduct its business under any trade name or style other than as hereinabove set forth, or change its chief executive office or places of business;

                (k) Acquire, form or dispose of any Consolidated Subsidiaries or acquire all or substantially all of the assets of any other Person or any portion of the assets of any other Person which constitutes a division, product line or line of business; and

                (l) Make any capital expenditures attributable to capitalized leases and/or purchase money financing in excess of the aggregate sum of $1,500,000.00 during any fiscal year hereafter, or enter into any single capitalized lease or purchase money financing transaction in excess of the sum of $1,000,000.00 without the prior written consent of Lender.

         7.     RIGHTS OF LENDER
                ----------------

                When the Obligations, or any of them, become immediately due and payable, after the occurrence of an Event of Default, Lender may, pursue any legal remedy available to it to collect the Obligations outstanding at said time, to enforce its rights hereunder, and to enforce any and all other rights or remedies available to it.

         8.     DEFAULT PROVISIONS
                ------------------

                (a) The Notes shall forthwith become immediately due and payable, and Borrower's eligibility to request any further advances on account of the Revolving Credit Loan shall automatically terminate, without presentment, protest, demand or notice of any kind, if Borrower or any of the Guarantors becomes insolvent (including in said term either a negative tangible net worth or an inability to pay their respective debts as they mature) or bankrupt, or makes an assignment for the benefit of their respective creditors, or consents to the appointment of a trustee or receiver of all or a substantial part of their respective properties or such appointment is made without their consent, or if bankruptcy, reorganization, arrangement, receivership or liquidation proceedings are instituted by or against Borrower or any of the Guarantors, and any involuntary bankruptcy proceeding is not dismissed within sixty (60) days of the filing of same;

                (b) Lender may, at its option, declare the Notes due and payable whereupon the same shall become due and payable forthwith, without presentment, protest, demand or notice of any kind in any of the following cases:

                         (i)      If any payment of principal or interest or any
other payment required by the Notes or by the terms of any of the Loan Documents shall not be fully paid when demand (to the extent the same is payable on demand) is made for the payment of the same or within ten (10) days after the same shall fall due if payable other than on demand;

                         (ii)     If any payment of principal or interest or any
other payment required by any of the obligations of Borrower or any of the Guarantors for any other money borrowed by Borrower or any of the Guarantors from Lender or for money borrowed by Borrower or any of the Guarantors from any third person in excess of the aggregate sum of $50,000.00 shall not be fully paid when demand is made for the payment of the same (to the extent payable on demand) or when the same shall fall due, or if any of said obligations shall become or be declared in default (and all applicable cure and/or grace periods have expired);

                         (iii)    If any warranty or representation by Borrower
or any of the Guarantors contained in the Loan Documents or in any statement furnished by Borrower or any of the Guarantors to Lender proves incorrect in any material respect;

                         (iv)     If default exists in the due observance of any
of the covenants or agreements of Borrower or any of the Guarantors set forth in any of the Loan Documents;

                         (v)      If a final unappealable judgment (not covered
by insurance) in an amount in excess of $100,000.00 is entered against Borrower or any of the Guarantors and remains unsatisfied for a period of forty-five (45) calendar days;

                         (vi)     If Borrower or any of the Guarantors is
voluntarily or involuntarily dissolved, or take any action to effect a dissolution, ceases to conduct business;

                         (vii)    If any Guaranty shall for any reason cease to
be in full force and effect, or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of any Guaranty shall be challenged or denied by any Guarantor;

                         (viii)   If Borrower suffers a net loss on a
consolidated   basis,  as  determined  in  accordance  with  generally  accepted accounting principles consistently applied, in any two (2) consecutive fiscal quarters; or

                         (ix)     If any "Change in Control" (as defined below)
occurs. As used herein, the term "Change in Control" shall mean the happening of any of the following:

                                  (A)      When any "person", as such term is
used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Borrower or any Affiliate of Borrower, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Borrower representing more than twenty percent (20%) of the combined voting power of either (I) the then outstanding shares of common stock of Borrower (the "Outstanding Common Stock") or (II) the then outstanding voting securities of Borrower entitled to vote generally in the election of directors (the "Voting Securities"); or

                                  (B)      Individuals who, at the beginning of
any twenty-four (24) month period, constitute the Directors of Borrower (the "Incumbent Board") cease for any reason to constitute at least a majority of the Directors or cease to be able to exercise the powers of the majority of the Board of Directors, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by Borrower's stockholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of Borrower (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                                  (C)      Consummation by Borrower of a
reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals or entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than seventy-five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be; or

                                  (D)      Consummation of a complete
liquidation or dissolution of Borrower or sale or other disposition of all or substantially all of the assets of Borrower other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than seventy-five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Voting Securities, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

Notwithstanding the foregoing, an Event of Default shall not occur hereunder if any one of the foregoing Events of Default involves a Guarantor whose assets, on a consolidated basis, do not represent ten percent (10%) or more of the consolidated assets of Borrower and the Consolidated Subsidiaries as of the date that such Event of Default occurs.

         9.     SET-OFF
                -------

                Borrower and each Guarantor hereby grants to Lender, a lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWR OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         10.    INDEMNITY

                Borrower hereby agrees to indemnify and hold harmless Lender and its officers, directors, employees, agents and attorneys (herein collectively called the "Indemnified Parties") from and against any and all claims, damages, liabilities, costs and expenses which may be incurred by or asserted against any of the Indemnified Parties in connection with or arising out of any investigation, litigation or proceeding related to this Agreement or the negotiation and preparation of documentation in connection herewith, except for claims or losses resulting solely from such Indemnified Parties' gross negligence or willful misconduct.

         11.    CROSS-DEFAULT
                -------------

                Borrower acknowledges and agrees that an Event of Default under any one of the Loan Documents shall constitute an Event of Default under each of the other Loan Documents.

         12.    GENERAL PROVISIONS
                ------------------

                (a) No delay or failure of Lender in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges;

                (b) This Agreement, the security interest hereby granted to Lender by Borrower and every representation, warranty, covenant, promise and other term herein contained shall survive until the Obligations have been paid in full;

                (c) This Agreement is an integrated document, contains a complete statement of all arrangements between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written or oral, between such parties concerning its subject matter. This Agreement shall not be varied by parol evidence;

                (d) THIS AGREEMENT IS MADE, EXECUTED AND DELIVERED IN THE STATE OF CONNECTICUT, AND IT IS THE SPECIFIC DESIRE AND INTENTION OF THE PARTIES THAT IT SHALL IN ALL RESPECTS BE CONSTRUED UNDER THE LAWS OF THE STATE OF CONNECTICUT;

                (e) All agreements between Borrower, the Guarantors and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower, the Guarantors and Lender;

                  (f) Upon receipt by Borrower of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any of the Notes or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor;

                  (g) Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Lender's obligation to lend hereunder and/or any or all of the Loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder.

Lender may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

                (h) The captions for the paragraphs contained in this Agreement have been inserted for convenience only and form no part of this Agreement and shall not be deemed to affect the meaning or construction of any of the covenants, agreements, conditions or terms hereof;

                (i) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign, voluntarily, by operation of law or otherwise, any of its rights hereunder without the prior written consent of Lender and any such attempted assignment without such consent shall be null and void;

                (j) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. BORROWER ACKNOWLEDGES THAT LENDER IS RELYING ON THE FOREGOING WAIVER IN ENTERING INTO THIS TRANSACTION;

                (k) BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES ITS RIGHTS
TO: (1) NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND (2) REQUEST THAT LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY LENDER BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, BORROWER FURTHER EXPRESSLY WAIVES DILIGENCE, DEMAND, PRESENTMENT, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, NOTICE OF ANY OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS AGREEMENT (OTHER THAN THE NOTICES SPECIFICALLY REQUIRED BY THIS AGREEMENT) OR THE OTHER LOAN DOCUMENTS, ANY OF THE OBLIGATIONS OR OTHERWISE; and

                (l) BORROWER ACKNOWLEDGES THAT IT MAKES THE WAIVERS SET FORTH IN SUBPARAGRAPHS (j) AND (k) OF THIS PARAGRAPH 12 KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THOSE WAIVERS WITH ITS ATTORNEYS. BORROWER FURTHER ACKNOWLEDGES THAT LENDER HAS NOT AGREED WITH OR REPRESENTED TO BORROWER THAT THE PROVISIONS OF SUBPARAGRAPHS (j) AND (k) OF THIS PARAGRAPH 12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                            BORROWER:
                            --------

                            THE EASTERN COMPANY


                            By: /s/Leonard F. Leganza
                            -------------------------
                                Leonard F. Leganza
                                Its President and Chief Executive Officer

                           LENDER:
                           ------
                           FLEET NATIONAL BANK


                           By: /s/Garth J. Collins
                           -----------------------
                               Garth J. Collins
                               Its Director - Commercial Banking

                                LIST OF EXHIBITS

     A -    List of Consolidated Subsidiaries

     B -    Form of Term Note

     C -    Form of Revolving Credit Note

     D -    List of Pension or Other Employee Benefit Plans

     E -    Copy of Environmental Investigation Status Letter

     F -    List of Collective Bargaining or Union Agreements

     G -    List of General Electric Capital Corporation Machinery and Equipment

                                    EXHIBIT A

                        LIST OF CONSOLIDATED SUBSIDIARIES

Sesamee Mexicana, S.A. de C.V., a corporation organized under the laws of Mexico

World Security Industries Company Limited, a corporation organized under the laws of Hong Kong

World Lock Co., Ltd., a corporation organized under the laws of the Republic of China

Eberhard Hardware Manufacturing Limited, a corporation organized under the laws of the Province of Ontario, Canada

Ashtabula Industrial Hardware Co., a corporation organized under the laws of the State of Ohio

                                    TERM NOTE

                                                          Waterbury, Connecticut

$25,000,000.00                                                     June 28, 2000

         FOR VALUE RECEIVED, THE EASTERN COMPANY, a Connecticut corporation ("Maker"), promises to pay to the order of FLEET NATIONAL BANK, a national baking association organized and existing under the laws of the United States of America ("Payee"), at its banking office at 157 Church Street, 26th Floor, New Haven, Connecticut 06510, or at such other place as may be designated in writing from time to time by Payee, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) in lawful money of the United States and in immediately available funds, together with interest on the outstanding principal sum, for the period commencing on the date hereof until the date on which the entire principal balance hereof has been paid in full, at the rates per annum provided in the Agreement (as defined below). Interest shall accrue and be payable in arrears on the earlier of the first Business Day (as defined in the Agreement) of each fiscal quarter hereafter, commencing on October 2, 2000, or the last Business Day of each Interest Period (as defined in the Agreement), as the case may be, until the entire principal balance of this Term Note shall have been paid in full. The principal balance of this Term Note shall be payable in quarterly installments over a five (5) year term, commencing on October 2, 2000 and maturing on July 1, 2005, as follows:

                   Payment Date            Payment Amount

                October 2, 2000                      $   625,000.00
                January 1, 2001                      $   625,000.00
                April 2, 2001                        $   625,000.00
                July 2, 2001                         $   625,000.00
                October 1, 2001                      $   750,000.00
                January 1, 2002                      $   750,000.00
                April 1, 2002                        $   750,000.00
                July 1, 2002                         $   750,000.00
                October 1, 2002                      $   875,000.00
                January 1, 2003                      $   875,000.00
                April 1, 2003                        $   875,000.00
                July 1, 2003                         $   875,000.00
                October 1, 2003                      $ 1,000,000.00
                January 1, 2004                      $ 1,000,000.00
                April 1, 2004                        $ 1,000,000.00
                July 1, 2004                         $ 1,000,000.00
                October 1, 2004                      $ 1,000,000.00
                January 3, 2005                      $ 1,000,000.00
                April 1, 2005                        $ 1,000,000.00
                July 1, 2005                         Entire remaining principal
                                                     balance.

The aforesaid payments shall be first applied to accrued interest and then to principal. Interest charged on the principal sum outstanding hereunder shall be calculated on the basis of the actual number of days elapsed on the basis of a 360 day year. If this Term Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of this Term Note or such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

         In addition to said principal sum and interest, Maker further promises to pay, on demand, all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by Payee in the collection of this Term Note.

         This Term Note is issued pursuant to a certain Loan Agreement of even date herewith (hereinafter referred to as the "Agreement"), by and between Maker and Payee, a copy of which is on file at the office of Payee at 157 Church Street, 26th Floor, New Haven, Connecticut 06510. The terms of the Agreement are incorporated into this Term Note by reference, and reference is hereby made to the Agreement for a more particular statement of certain representations, warranties, covenants and agreements of Maker and providing for Events of Default.

         Initially capitalized terms used herein shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein.

         Any prepayment (whether in whole or in part) of this Term Note prior to the end of any applicable Interest Period may be subject to a prepayment premium, all as more particularly set forth in the Agreement. Except for such prepayment premium, this Term Note may be prepaid at any time without premium or penalty. Any permitted partial prepayment shall be accompanied by the amount of accrued interest on the principal sum being prepaid and shall be applied to the quarterly principal installments due hereunder in the inverse order of maturity thereof.

         Upon the occurrence and during the continuance of any Event of Default, or if any payment required to be made on account of this Term Note shall remain in arrears and unpaid for a period in excess of ten (10) days after the same shall become due, in which latter event Maker agrees to pay to Payee the additional sum of five percent (5%) of the amount of such late payment (other than payments at maturity or after acceleration) to cover the additional expenses of Payee's handling of such late payment but not as consideration for making such late payment, and Payee shall be entitled to demand immediate payment of the outstanding principal balance of this Term Note and all accrued but unpaid interest hereon, and the interest rate(s) accruing hereunder shall, from such default, be increased to a variable rate equal to two percentage points (2%) per annum above the Prime Rate in effect immediately prior to such default, such rate to change when and as said Prime Rate changes.

         Maker hereby grants to Payee and any Affiliate of Payee, a lien, security interest and right of set-off as security for all of Maker's liabilities hereunder, whether now existing or hereafter arising, upon and against all of Maker's deposits, credits, collateral and other property now or hereafter in the possession, custody, safekeeping or control of Payee or any Affiliate of Payee (including any entity under the control of FleetBoston
Financial Corporation) or in transit to it or any of them, except for any payroll account, pension or profit sharing balances or similar trust fund accounts or balances of Maker. At any time, without demand or notice, Payee and its Affiliates may setoff the same or any part thereof and apply the same or any part thereof to any of Maker's liabilities hereunder, whether or not matured at the time of such application and regardless of the adequacy of any other collateral securing this Term Note. Maker shall be given prompt notice after the occurrence of any such set-off and application. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THIS TERM NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         No delay or failure of Payee in exercising any right, power or privilege hereunder or under the Agreement shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

         Payee may at any time pledge all or any portion of its rights under this Term Note to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or endorsement thereof shall release the Payee from its obligations hereunder or under the Agreement.

         Upon receipt by Maker of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Term Note and upon the cancellation of this Term Note due to such loss, theft, destruction or mutilation, Maker shall issue, in lieu thereof, a replacement note to Payee in the same principal amount thereof and otherwise of like tenor.

         All agreements between Maker and Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Term Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Payee in the execution, delivery and acceptance of this Term Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or under the Agreement or the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Payee.

         MAKER  ACKNOWLEDGES  THAT THE  TRANSACTION OF WHICH THIS TERM NOTE IS A
PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES MAKER'S RIGHTS TO: (1) NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH PAYEE MAY DESIRE TO USE, AND (2) REQUEST THAT PAYEE POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT MAKER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY PAYEE BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS TERM NOTE OR ANY LOAN DOCUMENT SECURING THIS TERM NOTE, AND MAKER FURTHER WAIVES DILIGENCE, DEMAND, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS TERM NOTE, NOTICE OF ANY OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS TERM NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY.

         ADDITIONALLY, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS TERM NOTE OR RELATING TO ANY INDEBTEDNESS EVIDENCED HEREBY.

         MAKER ACKNOWLEDGES THAT IT HAS MADE THE FOREGOING WAIVERS KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS. MAKER FURTHER ACKNOWLEDGES THAT PAYEE HAS NOT AGREED WITH OR REPRESENTED TO MAKER THAT THE FOREGOING WAIVERS WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         THIS TERM NOTE HAS BEEN MADE, EXECUTED AN DELIVERED IN THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

                            THE EASTERN COMPANY


                            By: /s/Leonard F. Leganza
                            -------------------------
                                Leonard F. Leganza
                                Its President and Chief Executive Officer

                              REVOLVING CREDIT NOTE

$20,000,000.00                                            Waterbury, Connecticut
                                                                   June 28, 2000

         FOR VALUE RECEIVED, THE EASTERN COMPANY, a Connecticut corporation ("Maker"), promises to pay to the order of FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America ("Payee"), at its banking office at 157 Church Street, 26th Floor, New Haven, Connecticut 06510, or at such other place as may be designated in writing from time to time by Payee or any other holder hereof, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or so much thereof as may have been advanced from time to time by Payee to Maker and remains outstanding, as conclusively evidenced by the books and records of Payee absent manifest error, in lawful money of the United States of America and in immediately available funds, together with interest on the outstanding principal sum, for the period commencing on the date hereof until the date on which the entire principal balance hereof has been paid in full, at the rates per annum and on the dates provided for in the Agreement (as defined below). Interest shall be charged on the principal sum outstanding hereunder and shall be calculated on the basis of the actual number of days elapsed on the basis of a 360 day year. All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on the dates set forth in the Agreement. If this Revolving Credit Note or any payment hereunder becomes due on a day which is not a Business Day (as defined in the Agreement), the due date of this Revolving Credit Note or such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

         In addition to said principal sum and interest, Maker further promises to pay, on demand, all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by Payee in the collection of this Revolving Credit Note.

         This Revolving Credit Note is issued pursuant to a certain Loan Agreement of even date herewith (hereinafter referred to as the "Agreement"), by and between Maker and Payee, a copy of which is on file at the office of Payee at 157 Church Street, 26th Floor, New Haven, Connecticut 06510. The terms of the Agreement are incorporated into this Revolving Credit Note by reference, and reference is hereby made to the Agreement for a more particular statement of certain representations, warranties, covenants and agreements of Maker and providing for Events of Default. The principal amount of this Revolving Note shall be payable at the time set forth in Paragraph 3B and/or Paragraph 8 of the Agreement.

         Initially capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless otherwise indicated herein.

         This Revolving Credit Note is a revolving note and, subject to the terms and conditions of the Agreement, the Maker may, at its option, borrow, pay, prepay and reborrow under this Revolving Credit Note, all in accordance with the provisions hereof; provided, however, that the principal balance outstanding shall at no time exceed the face amount of this Revolving Credit Note.

         Any prepayment (whether in whole or in part) of any outstanding Eurodollar Loan may be subject to a prepayment premium, all as more particularly set forth in the Agreement. Except for such prepayment premium, this Revolving Credit Note may be prepaid at any time without premium or penalty.

         Upon the occurrence and during the continuance of any Event of Default, or if any payment required to be made on account of this Revolving Credit Note shall remain in arrears and unpaid for a period in excess of ten (10) days after the same shall become due, in which latter event Maker agrees to pay to Payee the additional sum of five percent (5%) of the amount of such late payment (other than payments at maturity or after acceleration) to cover the additional expenses of Payee's handling of such late payment but not as consideration for making such late payment, and Payee shall be entitled to demand immediate payment of the outstanding principal balance of this Revolving Credit Note and all accrued but unpaid interest hereon, and the interest rate(s) accruing hereunder shall, from such default, be increased to a variable rate equal to two percentage points (2%) per annum above the Prime Rate in effect immediately prior to such default, such rate to change when and as said Prime Rate changes.

         Maker hereby grants to Payee and any Affiliate of Payee, a lien, security interest and right of set-off as security for all of Maker's liabilities hereunder, whether now existing or hereafter arising, upon and against all of Maker's deposits, credits, collateral and other property now or hereafter in the possession, custody, safekeeping or control of Payee or any Affiliate of Payee (including any entity under the control of FleetBoston
Financial Corporation) or in transit to it or any of them, except for any payroll account, pension or profit sharing balances or similar trust fund accounts or balances of Maker. At any time, without demand or notice, Payee and its Affiliates may setoff the same or any part thereof and apply the same or any part thereof to any of Maker's liabilities hereunder, whether or not matured at the time of such application and regardless of the adequacy of any other collateral securing this Revolving Credit Note. Maker shall be given prompt notice after the occurrence of any such set-off and application. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THIS REVOLVING CREDIT NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         No delay or failure of Payee in exercising any right, power or privilege hereunder or under the Agreement shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

        Payee may at any time pledge all or any portion of its rights under this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or endorsement thereof shall release Payee from its obligations hereunder or under the Agreement.

         Upon receipt by Maker of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Revolving Credit Note and upon the cancellation of this Revolving Credit Note due to such loss, theft, destruction or mutilation, Maker shall issue, in lieu thereof, a replacement note to Payee in the same principal amount thereof and otherwise of like tenor.

         All agreements between Maker and Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Revolving Credit Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Payee in the execution, delivery and acceptance of this Revolving Credit Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or under the Agreement or the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Payee.

         MAKER  ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS REVOLVING CREDIT
NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES MAKER'S RIGHTS TO:
(1) NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH PAYEE MAY DESIRE TO USE, AND (2) REQUEST THAT PAYEE POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT MAKER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY PAYEE BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS REVOLVING CREDIT NOTE OR ANY LOAN DOCUMENT SECURING THIS REVOLVING CREDIT NOTE, AND MAKER FURTHER WAIVES DILIGENCE, DEMAND, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS REVOLVING CREDIT NOTE, NOTICE OF ANY OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS REVOLVING CREDIT NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY.

         ADDITIONALLY, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS REVOLVING CREDIT NOTE OR RELATING TO ANY INDEBTEDNESS EVIDENCED HEREBY.

         MAKER ACKNOWLEDGES THAT IT HAS MADE THE FOREGOING WAIVERS KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS. MAKER FURTHER ACKNOWLEDGES THAT PAYEE HAS NOT AGREED WITH OR REPRESENTED TO MAKER THAT THE FOREGOING WAIVERS WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         THIS REVOLVING CREDIT NOTE HAS BEEN MADE, EXECUTED AN DELIVERED IN THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

                            THE EASTERN COMPANY

                            By: /s/Leonard F. Leganza
                            -------------------------
                                Leonard F. Leganza
                                Its President and Chief Executive Officer

June 28, 2000

Fleet National Bank
157 Church Street

New Haven, Connecticut  06510
Attention:  Mr. Garth J. Collins, Director-Commercial Banking

Dear Mr. Collins:

         In connection with the closing of that certain $45,000,000.00 credit facility made available by Fleet National Bank to The Eastern Company on the date hereof (the "Credit Facilities"), as more fully described in that certain Loan Agreement of even date herewith, by and between Fleet National Bank and The Eastern Company (the "Loan Agreement"), The Eastern Company has agreed that its five (5) "Consolidated Subsidiaries" will unconditionally guarantee the Credit Facilities. Fleet National Bank has required that each of the Consolidated Subsidiaries execute a written guaranty agreement in favor of Fleet National Bank and deliver certified corporate resolutions authorizing such Consolidated Subsidiary's execution, delivery and performance of such guaranty agreement in favor of Fleet National Bank. The guaranty agreements are being executed on the date hereof by each of the Consolidated Subsidiaries, but The Eastern Company has requested that it be provided sixty (60) days from the date hereof to provide such certified corporate resolutions from each of the Consolidated Subsidiaries. Fleet National Bank has agreed to such request with the understanding that the failure by The Eastern Company to deliver such certified corporate resolutions from each of the Consolidated Subsidiaries on or before Wednesday, August 30, 2000, shall constitute a default under the Loan Agreement.

         As more fully described in the Loan Agreement, the initial advances under the Credit Facilities are being used by The Eastern Company to (i) repay in full its existing term loan from Fleet National Bank which has an outstanding principal balance of $6,500,000.00, and (ii) fund the purchase price of its acquisition of the assets of Greenwald Industries, Inc. and Greenwald Intellicard, Inc. pursuant to the terms of the "Greenwald Asset Purchase Agreement" (as such term is defined in the Loan Agreement). The closing and funding of the Greenwald Asset Purchase Agreement is scheduled to take place in New York, New York on Thursday, June 29, 2000. Upon receipt by Fleet National Bank of an authorization from The Eastern Company (together with wire transfer instructions) to wire transfer the sum of $22,500,000.00 to the "Sellers" (as such term is defined in the Greenwald Asset Purchase Agreement), Fleet National Bank shall fund such amount under the Credit Facilities. The Eastern Company's authorization to fund the purchase price of the Greenwald Asset Purchase Agreement shall constitute a representation by The Eastern Company to Fleet
National Bank that the asset acquisition described in the Greenwald Asset Purchase Agreement has been consummated and closed.

         If the foregoing terms and conditions are acceptable to Fleet National Bank, please acknowledge Fleet National Bank's agreement to such terms and conditions by executing a counterpart copy of this letter in the space provided below.

                            THE EASTERN COMPANY


                            By: /s/Leonard F. Leganza
                            -------------------------
                                Leonard F. Leganza
                                Its President

Agreed to and accepted this
28th day of June, 2000

FLEET NATIONAL BANK


By: /s/Garth J. Collins
-----------------------
    Garth J. Collins
    Its Director-Commercial Banking

DATE:             Jul 10, 2000

TO:               THE EASTERN COMPANY
ATTN:             JOHN SULLIVAN
FAX:              203-723-8653
PHONE:            203-729-2255 X110


FROM:             Fleet National Bank
ATTN:             Derivatives Confirmation Unit

FAX:              (617) 434-4284
PHONE:            (617) 434-1491

RE:               INTEREST RATE SWAP
                  Our Ref: 65464FB/118106


The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Fleet National Bank and THE EASTERN COMPANY on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement (the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions in this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute, and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") published by ISDA, with such modifications as you and we shall in good faith agree (such agreement, the "Agreement"). Upon the execution by you and us of the Agreement, this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained or incorporated by reference in the Agreement, upon its execution, shall govern this Confirmation except as expressly modified below. Until we execute and deliver the Agreement, this Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (with a Schedule thereto which provides that Market Quotation and the Second Method apply for purposes of
Section 6(e) of such agreement) on the Trade Date hereof. In the event of any inconsistency between this Confirmation and either the ISDA Form or the Agreement, this Confirmation will govern.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Trade Date                      :   Jun 27, 2000

      Effective Date                  :   Jun 29, 2000




      Termination                         Date  :  Jul  01,  2005   subject  to
                                          adjustment  in  accordance  with  the
                                          Modified   Following   Business   Day
                                          Convention.

      Notional Amount                 :   USD 15,000,000.00


     NOTIONAL AMOUNT - FLOATING AMOUNTS SIDE


           From Date       To Date  Ccy          Notional
         Jun 29, 2000      Oct 02, 2000     USD      15,000,000.00
         Oct 02, 2000      Jan 02, 2001     USD      14,625,000.00
         Jan 02, 2001      Apr 02, 2001     USD      14,250,000.00
         Apr 02, 2001      Jul 02, 2001     USD      13,875,000.00
         Jul 02, 2001      Oct 01, 2001     USD      13,500,000.00
         Oct 01, 2001      Jan 02, 2002     USD      13,050,000.00
         Jan 02, 2002      Apr 02, 2002     USD      12,600,000.00
         Apr 02, 2002      Jul 01, 2002     USD      12,150,000.00
         Jul 01, 2002      Oct 01, 2002     USD      11,700,000.00
         Oct 01, 2002      Jan 02, 2003     USD      11,175,000.00
         Jan 02, 2003      Apr 01, 2003     USD      10,650,000.00
         Apr 01, 2003      Jul 01, 2003     USD      10,125,000.00
         Jul 01, 2003      Oct 01, 2003     USD       9,600,000.00
         Oct 01, 2003      Jan 02, 2004     USD       9,000,000.00
         Jan 02, 2004      Apr 01, 2004     USD       8,400,000.00
         Apr 01, 2004      Jul 01, 2004     USD       7,800,000.00
         Jul 01, 2004      Oct 01, 2004     USD       7,200,000.00
         Oct 01, 2004      Jan 04, 2005     USD       6,600,000.00
         Jan 04, 2005      Apr 01, 2005     USD       6,000,000.00
         Apr 01, 2005      Jul 01, 2005     USD       5,400,000.00


     NOTIONAL AMOUNT - FIXED AMOUNTS SIDE

           From Date       To Date  Ccy         Notional
         Jun 29, 2000      Oct 02, 2000     USD      15,000,000.00
         Oct 02, 2000      Jan 02, 2001     USD      14,625,000.00
         Jan 02, 2001      Apr 02, 2001     USD      14,250,000.00
         Apr 02, 2001      Jul 02, 2001     USD      13,875,000.00
         Jul 02, 2001      Oct 01, 2001     USD      13,500,000.00
         Oct 01, 2001      Jan 02, 2002     USD      13,050,000.00
         Jan 02, 2002      Apr 02, 2002     USD      12,600,000.00
         Apr 02, 2002      Jul 01, 2002     USD      12,150,000.00
         Jul 01, 2002      Oct 01, 2002     USD      11,700,000.00
         Oct 01, 2002      Jan 02, 2003     USD      11,175,000.00
         Jan 02, 2003      Apr 01, 2003     USD      10,650,000.00
         Apr 01, 2003      Jul 01, 2003     USD      10,125,000.00
         Jul 01, 2003      Oct 01, 2003     USD       9,600,000.00
         Oct 01, 2003      Jan 02, 2004     USD       9,000,000.00
         Jan 02, 2004      Apr 01, 2004     USD       8,400,000.00
         Apr 01, 2004      Jul 01, 2004     USD       7,800,000.00
         Jul 01, 2004      Oct 01, 2004     USD       7,200,000.00
         Oct 01, 2004      Jan 04, 2005     USD       6,600,000.00
         Jan 04, 2005      Apr 01, 2005     USD       6,000,000.00
         Apr 01, 2005      Jul 01, 2005     USD       5,400,000.00

         Floating Amounts

         Floating Rate Payer                :   Fleet National Bank

         Floating                                    Rate Payment Dates: Monthly
                                                     on the 1st,  commencing Oct
                                                     02,  2000 and ending on the
                                                     Termination Date subject to
                                                     adjustment   in  accordance
                                                     with the Modified Following
                                                     Business Day Convention.

         Floating Rate for initial  :   6.673750  %
         Calculation Period

         Floating Rate Option               :   USD-LIBOR-BBA

         Designated Maturity                :   1 month

         Spread                             :   175.000000  basis points

         Floating Rate Day Count    :   ACTUAL /360
         Fraction

         Floating Rate Reset Dates  :   The first Business Day of each
                                                Calculation Period

         Compounding                        :   Inapplicable

         Business Days                      :   New York and London

         Fixed Amounts

         Fixed Rate Payer           :   THE EASTERN COMPANY

         Fixed Rate Payment Dates : Monthly on the 1st, commencing Oct 02, 2000 and ending on the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention.

         Fixed Rate                         :   9.095000 %

         Fixed Rate Day Count Fraction:   ACTUAL /360

         Business Days                      :   New York and London

         Calculation Agent          :   Fleet National Bank

         Governing Law              :   New York law

         Documentation              :   ISDA Master Agreement to be provided
                                            by Fleet National Bank



3.     Relationship Between Parties

       Each party represents to the other party that:

       (a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) from the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

       (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

       (c) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

       (d) Risk Management. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

       (e) It is an "eligible swap participant" within the meaning of Commodity Futures Trading Commission Regulations Section 35.1(b)(2).

4.     Settlement Instructions

       Payments to THE EASTERN COMPANY in USD

            ***   Payment Instructions To Be Advised  ***


       Payments to Fleet National Bank in USD

            ***   Payment Instructions To Be Advised  ***

5. Contact Instructions

       Fleet National Bank:          Tel: 617-434-7861
       Resets/Payments
                                     Fax: 617-434-3588
                  Confirmations      Tel: 617-434-7878/2686
                                     Fax: 617-434-4284

       THE EASTERN COMPANY:          Tel: 203-729-2255 X110
                                     Fax: 203-723-8653